UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

Amendment No.2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Literary Playpen, Inc.

f/k/a CLUSONE ACQUISISTION CORP.

(Name of small business issuer in our charter)

Delaware

 (State or other jurisdiction of incorporation or organization)

7372

Services- Prepackaged Software

33-0889194

(Primary standard industrial

(I.R.S. Employer Identification No.)

classification code number)

1495 Ridgeview Drive, Suite 220

Reno, NV 89509

775-827-6300

(Address and telephone number of principal executive offices)

Michael J. Morrison, Esq.

1495 Ridgeview Drive, Suite 220

Reno, NV 89509

775-827-6300

(Name, address and telephone of agent for service)

Approximate date of commencement of proposed

sale to the public: As soon as practicable after the

effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "SECURITIES ACT"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

Title of class of

securities to be registered

Proposed maximum

Amount of

and number of shares

aggregate offering price (1)(2)

Registration Fee

Common Stock, par value $.001

$500,000

$125.00

           500,000 shares

Total Registration Fee $125.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

(2) The selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION  8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 INFORMATION   CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.   A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

LITERARY PLAYPEN, INC.

500,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 500,000 shares of our common stock by the selling security holders.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is November __, 2002

#

TABLE OF CONTENTS

Summary Information & Risk Factors

4

Use of Proceeds

10

Determination of Offering Price

10

Dilution

10

Selling Security Holders

10

Plan of Distribution

12

Legal Proceedings

13

Directors, Executive Officers, Promoters and Control Management

13

Security Ownership of Certain Beneficial Owners and Management

14

Description of Securities

15

Interest of Named Experts and Counsel

16

Disclosure of Commission Position on Indemnification

     for Securities Act Liabilities

17

Description of Business

17

Management's Discussion and Analysis or Plan of Operation

19

Description of Property

19

Certain Relationships and Related Transactions

19

Market for Common Equity and Related Stockholder Matters

20

Executive Compensation

21

Financial Statements

22

Changes in and Disagreements with Accountants on Accounting and

     Financial Disclosure

39

Indemnification

40

Other Expenses of Issuance and Distribution

43

Recent Sales of Unregistered Securities

43

Undertaking

45

Exhibits

47

#

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.

Our Company is in the development stage and we have never produced any revenues.

THE OFFERING

Securities Offered

500,000 shares of Common Stock, par value $.001 (See "Offering.")

Offering Price

Per Share

$1.00 (estimated solely for purpose of calculating the registration fee pursuant to Rule 457 (c)

Offering

The Shares are being offered by the selling securities holders.

Net Proceeds

The Company will receive no proceeds from this offering.

Number of Shares

Outstanding

Before the Offering: 5,500,000 Shares of Common Stock.

After the Offering: 5,500,000 Shares of Common Stock.

FINANCIAL SUMMARY INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.

Balance Sheet Data

June 30, 2002

Assets

Current Assets

$

5,073

Total Assets

$

5,073

Liabilities and Equity

Accounts Payable

$

20,000

Shareholder Advances

17,400

Capital Stock

5,500

Additional Paid in Capital

2.940

Deficit accumulated during the Development Stage

(40,767)

Total Shareholder’s Deficit

$

(32,327)

Total Liabilities and Equity

$

5,073

COMPANY

Literary Playpen, Inc. is a Delaware corporation based in Reno, Nevada.  The corporation was incorporated under the laws of the State of Delaware in 1997, under the name Clusone Acquisition Corp., and changed its name to Literary Playpen, Inc. (the “Company”, “Literary Playpen” or “LPI”) in January 2002.  We are an entertainment company that owns rights to literary content by the author Sidney Sheldon. The target use for our technology is to produce pre-packaged software in the form of a series of wireless and PC-based video games intended to form a new literary art form.

4

RISK FACTORS

THE INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTEMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING LITERARY PLAYPEN CONTAINED IN THIS PROSPECTUS, INVESTORS SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SECURITIES OFFERED BY THIS PROSPECTUS.  THE FOLLOWING RISK FACTORS ARE NOT EXHAUSTIVE, BUT ARE MERELY ILLUSTRATIVE, OF THE SUBSTANTIAL RISKS INVOLVED IN AN INVESTMENT OF THIS NATURE.

SAFE HARBOR

This Prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of Literary Playpen’s plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in "Prospectus Summary," "Use of Proceeds," and "Description of Business" in the Prospectus. Such statements, which contain terms such as “expect”, “believe”, “anticipate”, “suggest”, “indicate” and similar terms of uncertainty, are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth in the risk factors below.

1.

AN INVESTMENT IN OUR SHARES IS A HIGH RISK INVESTMENT. An investment in the Shares of Literary Playpen involves a high degree of risk.  A prospective investor should be aware that in the event our technology is not successful, any investment in Literary Playpen's Common Stock may be lost and Literary Playpen may be faced with the possibility of liquidation.  In the event of liquidation, existing shareholders will receive a greater share of the assets in relation to their cash investment in Literary Playpen than will the public shareholders, in that holders of Common Stock are entitled to share on a pro rata basis in the assets, if any, of Literary Playpen that would be available for distribution. See "Description of Business” and “Principal Shareholders".

2.

WE MAY HAVE A NEED FOR ADDITIONAL FINANCING.   Literary Playpen believes it has insufficient cash to develop, market and distribute our product. When more cash is required there can be no assurance that additional financing will be available or possible on terms favorable to Literary Playpen.  When more cash is required there is no assurance Literary Playpen will be able to sell additional Shares of its Common Stock or obtain other funding.  See "Use of Proceeds" and "Description of Business".

3.

OUR COMPANY AND BUSINESS ARE IN THE EARLY STAGE OF DEVELOPMENT. Literary Playpen has not yet generated revenues from the commercialization of its proposed products. There is substantial uncertainty regarding the timing and amount of any such future revenues. We have not yet developed any proposed products, and there is no assurance we ever will.

4.

WE HAVE PLACED RELIANCE ON LEAD PRODUCT CANDIDATES.  We believe the success of the initial proposed products for wireless platforms to be a key to additional financing.  There can be no assurance of the success of the initial proposed products, nor can there be any assurance that if the initial proposed products are successful that this will help in our endeavors to gain additional funding.

5.

WE ARE UNCERTAIN AS TO THE PROFITABILITY OF OUR BUSINERSS OPERATIONS. Literary Playpen develops product in the emerging markets of wireless technology. In this emerging market the way in which profits are generated has not been fully established.  Though management at Literary Playpen believes in our estimates, those estimates are based on an unproven revenue model.  There can be no assurance that Literary Playpen will ever become profitable.

6.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND NO SOURCE OF ADITIONAL FUNDING.  We will require funding over the next twelve months to develop our business.  In fact, after paying the expenses of this offering, we will have minimal capital for operations and we will need immediate funding.  We currently have no source of funds. Our capital requirements will depend on the timing of further development of our products and services and the growth of our customer base. Our capital requirements may also depend on many other factors, which may arise and have not yet been identified. If adequate funds are not available

5

 when needed or as needed, we may be required to curtail operations or obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital would impair the technical, innovative, creative and presentational aspects of our products and services and our marketing abilities. In fact, if we do not obtain the necessary funding, we may be forced to cease operations.

7.

WE HAVE SUBSTANTIAL LONG-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING.  Substantial expenditures will be required in the next 12-24 months to further develop software programs and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our products and services independently or with other companies through collaborative arrangements. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.

8.

WE HAVE A POOR FINANCIAL CONDITION AND MAY BE UNABLE TO ADEQUATELY DEVELOP OUR BUSINESS.     Because we have no operating history, assets, or revenue sources, an investor cannot determine if we will ever be profitable. We will experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from sales to potential users of our products and services. There can be no assurance that our revenues will exceed our costs. There can be no assurance that our revenues will allow us to provide products and services that will attract users in a useful, efficient and timely fashion. Our poor financial condition could adversely affect our ability to generate revenues.

9.

WE DO NOT HAVE ANY MATERIAL CONTRACTS OR FUTURE PROSPECTS FOR MATERIAL CONTRACTS AND THIS MAY CAUSE OUR BUSINESS TO SUFFER. We have no contracts or prospective contracts that will assist us in promoting or further developing our products and services or operations. We have no contracts with programmers, Internet, games, computer, technical or marketing professionals that would assist us in the development, selection, presentational or technical aspects of our products and services. We have no contracts or prospective contracts with other software developers or distributors. We have not developed a plan to obtain any of these contracts.  If we fail to develop contracts with other software developers, programmers, or other professionals, our revenues will be negatively impacted.

10.

POTENTIAL INCREASE IN DEVELOPMENT TIME AND COSTS MAY ADVERSELY AFFECT OUR BUSINESS OPERATIONS. Development of computer software often runs into unforeseen obstacles.  This potential problem may be made worse by the emerging technology our proposed products are based on.  There is no assurance that, despite the years of experience of our management team in technology and video game development, our proposed products will finish development on time or within budgeted costs, or at all.

11.

DEPENDENCE ON EFFORTS OF COLLABORATIVE PARTNERS TO COMMERCIALIZE PRODUCTS MAY ADVERSELY AFFECT OUR BUSINESS OPERATIONS. There are several potential developments in our strategy. One of these strategies allows the PC-based product to gain distribution by inclusion of a CDROM in the dust jacket of best selling books of the writers whose product is represented in the game. To distribute our product in this way we will need to collaborate with both the writer and their publisher.  There is no guarantee that writers and their book publishers will allow this form of distribution. There is no guarantee that writers and their book publishers if they allow this form of distribution will do so on terms favorable to Literary Playpen.

Our wireless product may or may not gain exposure from its wireless network partner.  Network providers, especially those in the U.S., earn revenue on the basis of time and minutes of usage, so they often feature high-usage applications (such as the one designed by LPI) on their “home page” (the screen all wireless web users visit first to gain entry to any application on the network).  Despite the celebrity and literary appeal of our proposed products and their design to increase usage, wireless network providers are under no requirement to feature us on their home pages, or promote our product in any way.

LPI may be reliant on “click-through” or other advertising mechanisms on e-commerce or other sites (such as Amazon.com).  Though such advertising is common practice, there can be no assurance that we can acquire such advertising on terms favorable to LPI.

12.

DAMAGE TO INFRASTRUCTURE FROM OUTSIDE FORCES; TERRORISTS MAY ADVERSELY AFFECT OR DESTROY OUR BUSINESS.  Interactive literature, as designed by LPI’s team, consists of software on large-scale “data center” systems at one or more physical locations which may be damaged by attacks by hackers, viruses, hardware failure, operating system failure, electrical failure, fire, and many other forces outside the control of LPI staff.  Additionally, hackers may find ways to exploit unknown flaws in systems to gain illegal entry to cheat billing or otherwise cause harm.  Hackers are known to publish flaws they discover in a variety of underground media, so it is possible these flaws may become well known and damage may occur before Literary Playpen fixes the flaw. In addition terrorist activities may cause an interruption and or destruction of our business.

13.

LACK OF INTEREST OF TARGET AUDIENCE MAY ADVERSELY AFFECT OUR BUSINESS.  We believe the core demographic of our proposed products based on information provided by Sidney Sheldon’s publishers to be young women.  This sizeable market is very difficult to penetrate and there is no assurance our marketing efforts will be successful with this or any other audience.

14.

OVERWHELMING NEED FOR CUSTOMER SERVICE MAY ADVERSELY AFFECT OUR BUSINESS.  There are many examples of computer-based products that became successful much faster than anticipated.  While everyone loves success, too much, too fast, often results in customer service getting overwhelmed.  The direct result (i.e.: long on-hold times for telephone support, or the support web site crashing) may lead to an indirect result, namely: a bad reputation for support among critics and the public.  Customer support is often maintained by a third party, and there is a possibility our customer support partner will have problems whose solution is beyond the control of LPI. We have not yet identified or contracted any third party for customer support services and the inability to do so may adversely impact our business and potential revenue. Even in the event customer service systems are not overwhelmed, there can be no guarantee a bad reputation for support or bad support will be avoided, which may or may not impact revenue.

15.

DEPENDENCE ON HOSTING SERVICE PARTNERS MAY ADVERSELY AFFECT OUR BUSINESS.  The technical structure of LPI’s proposed products requires very high-end systems in multiple locations.  Vendors, called “hosting service providers,” supply such services for fees, usually based on usage.  Despite our careful attention, it is possible the hosting partners we choose may encounter problems with their systems, or may otherwise not provide service on acceptable terms; the solution may or may not be within the control of Literary Playpen staff. At this time, we do not have any agreements with hosting partners, and have not identified or contracted any hosting partners, and the inability to do so may have an adverse affect on our business and potential revenue.

16.

RISK OF TECHNOLOGICAL OBSOLESCENCE MAY ADVERSELY AFFECT OUR BUSINESS. Literary Playpen’s proposed products are being designed to capitalize on two of the most dynamically emerging technologies: wireless Internet and so-called “massively multiplayer” design.  Whenever systems are designed at the cutting edge of technology, there is a possibility that sudden shifts in standards of programming language, transport protocols and other mechanisms may cause a successful product to be unpopular, as the availability of that product dwindles due to incompatibility with other computer systems.  There can be no assurance that, despite efforts by our staff and outsourced partners, a sudden shift in standards will not negatively affect our revenue or profitability.

17.

INABILITY TO ACQUIRE ADDITIONAL CONTENT MAY ADVERSELY AFFECT OUR BUSINESS.  One of the keys to the successful development of a new literary form is content by writers popular in standard literary forms.  Literary Playpen has gained the rights to certain works by Sidney Sheldon for such content, but literature is more than the works of one author regardless of that author’s popularity.  Ongoing negotiations with literary figures, agents and publishers seek additional content.  However, it cannot be guaranteed that additional content will be available on terms favorable to LPI, or at all, for that matter.

18.

POTENTIAL COMPETITION COULD MAKE IT MORE DIFFICULT FOR US TO SUCCEED IN OUR BUSINESS.  To our knowledge, no other parties are pursuing this new interactive literary format; however it is possible that a similar product is being produced and represents unforeseen competition to Literary Playpen.  Further, it is possible that our proposed product may be successful enough to draw the attention of others capable of successfully developing a competitive product.  Such competition may come from existing video game developers large and small, book publishers, or other sources, and present a threat to sales of our proposed products and/or a threat to acquisition of literary content and/or other threats to our success.  Competitors may adversely affect our business.

19.

INABILITY TO GAIN ACCESS TO WIRELESS NETWORKS MAY ADVERSELY AFFECT OUR BUSINESS.  A requirement of distributing a wireless application is for that application to be accepted on the various wireless networks emerging worldwide.  Since each network, often multiple networks, within a single geography may require a separate negotiation; it is likely we will not gain access to all desired wireless networks on terms favorable to Literary Playpen.  It is possible that we will not gain access to any wireless network.

20.

INFRINGEMENT OF PROPRIETARY RIGHTS MAY RESULT IN LEGAL ACTION AGAINST US AND ADVERSELY AFFECT OUT BUSINESS. Literary Playpen may be subject to claims that it infringes the proprietary rights of others including, but not limited to, trademarks, copyrights, patents or other intellectual property.  Others may obtain or own proprietary rights claiming products or processes that are necessary for, or useful to, the development, use or distribution of our proposed products. Such people could bring legal actions against Literary Playpen claiming infringement and seeking damages and injunctive relief. We may be required to obtain licenses from others to continue to develop, distribute or market its proposed products or may be required to cease those activities. There can be no assurance that we will obtain such licenses on acceptable terms, if at all. There can be no assurance that our current and proposed future activities will not be challenged someday in the United States or abroad, there is no assurance that we will necessarily prevail in such a challenge, that proprietary rights have not issued or will not issue containing claims which may significantly limit the proposed activities of Literary Playpen, or that we will not become involved in costly, time-consuming litigation or interference proceedings regarding proprietary rights, including actions brought to challenge or invalidate Literary Playpen's own proprietary rights. See "Description of Business -- Patents and Proprietary Rights."

21.    POTENTIAL INABILITY TO PROTECT UNPATENTED TECHNOLOGY MAY ADVERSELY AFFECT OUR BUSINESS. We will also seek to protect our proprietary technology, including technology, which may not be patented or patentable, in part, by having confidentiality agreements and, in certain cases, inventors' rights agreements with our collaborators (if any), advisors, employees and consultants. Although we do not have any rights agreements, if we ever do, there can be no assurance that any such agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise be disclosed to, or discovered by, competitors. See "Description of Business -- Patents and Proprietary Rights."

22.

DEPENDENCE ON KEY PERSONNEL. Our company’s success depends in large part upon Jesse Sackman, its Chief Executive Officer, and Paul Sackman and Sidney Sheldon, technical advisors.  The loss of the services of any one of these key personnel could have a material adverse effect on Literary Playpen and significantly impede the achievement of its development objectives.  Our continued expansion in areas and activities requiring additional expertise may necessitate the recruitment of additional management and technical personnel. There can be no assurance that we will be able to attract and retain such personnel on acceptable terms, given the competition for such personnel among numerous technology-based companies, many of which are larger and have greater resources than Literary Playpen. See “Management.”

23.

LACK OF STANDARDS IN EMERGING U.S. WIRELESS TECHNOLOGY MAY ADVERSELY AFFECT OUR BUSINESS OPERATIONS. Literary Playpen’s proposed wireless products may be released in Japan where a standard, called “iMode,” exists due to the state-run wireless infrastructure.  In the United States, however, such a standard has not emerged and will likely not become accepted for common use for several years.  Different versions of our proposed product, developed to support the various language and protocols used by the many cellular and other wireless networks emerging in the U.S., may present difficulties beyond our control.

 24.

DEVELOPMENT PROBLEMS WITH iMODE SYSTEMS MAY ADVERSELY AFFECY OUR ABILITY TO CONDUCT OUR BUSINESS.  We prefer to outsource development of foreign language product, specifically the iMode product in Japan, to programmers and system specialists in those nations or to U.S. developers intimately knowledgeable of those systems.  Development with non-English-speaking teams or individuals presents a challenge to Literary Playpen’s ability to successfully develop and support products in those nations or on those networks that employ the standards of those nations.  Development with U.S.-based developers knowledgeable in such foreign systems presents a challenge that such product must be compatible with those systems or that translation of the English-language content would occur.  It cannot be guaranteed that we can successfully develop and distribute any product on foreign systems, including iMode-based systems, such as those in Japan.

25.

DETERIORATION OF U.S. ECONOMY MAY ADVERSELY AFFECT THE FINANCIAL MARKETS AND OUR BUSINESS OPERATIONS.  In the currently uncertain U.S. economy, there can be no guarantee our company will not be negatively affected by current and/or future circumstances.  Deterioration of the economy may negatively affect the emergence of wireless technology in the United States, the book publishing industry, or any other component of LPI’s strategy, which may or may not negatively impact our ability to gain revenue and/or contain costs.

26.

UNCERTAINTY OF REVENUE MAY ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT IN OUR COMPANY.  As wireless and other markets for LPI proposed products emerge, standards of revenue have, and will likely continue, to shift.  Some wireless network providers license products based on usage of their networks, while others attempt to purchase it outright.  There are potentially as many forms of revenue, both in the U.S. and abroad, as there are wireless networks.  Because of this, there can be no assurance of accurate estimation of revenue, or any revenue at all, from Literary Playpen’s proposed products.

27.

ABSENCE OF LIABILITY AND ERRORS-AND-OMMISSIONS INSURANCE COULD PUT OUR ASSETS AT RISK IN THE EVENT A CLAIM IS ASSERTED AGAINST THE COMPANY OR OUR MANAGEMENT. As with any business, there is a possibility of the need for liability and errors-and-omissions insurance.  We currently maintain no such insurance, though it is our intent to obtain insurance upon funding. In addition, there can be no guarantee that we will be able to obtain or maintain insurance coverage in the future on acceptable terms or that any claims against Literary Playpen will not exceed the amount of such coverage, if any.

28.

VOLATILITY OF STOCK PRICE MAY AFFECT YOUR ABILITY TO SELL YOUR SHARES. The market prices for securities have been volatile. Many external factors may have a significant impact on our business and on the market price of the Common Stock such as, announcements of technological innovations or new commercial products by us or our competitors, developments concerning proprietary rights, including patents and litigation matters, publicity regarding actual or potential products under development by us or our competitors, regulatory developments in both the United States and foreign countries.  Assuming a market is developed and maintained, of which there can be no assurance, these factors may alter the stock price.  There is currently no market for the company’s securities.

29.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE STOCK PRICE IN ANY MARKET THAT MAY DEVELOP AND AFFECT THE PRICE AT WHICH YOU MAY BE ABLE TO SELL YOUR SHARES. A total of 500,000 shares of our total outstanding common stock are currently eligible for sale pursuant to Rule 144 of the Securities Act of 1933, as amended. Sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the market price of the Common Stock, assuming a market exists, of which there can be no assurance. Additional shares, including the 5,000,000 held beneficially by persons who are officers, directors, and control persons, may also become available for sale in the public market from time to time in the future. The sale of these shares could have a significant adverse effect on the market price of the Common Stock, if any. See "Description of Securities” and "Principal Shareholders."

30.

POSSIBLE RULE 144 SALES MAY ADVERSELY AFFECT THE STOCK PRICE IN ANY MARKET THAT MAY DEVELOP AND AFFECT THE PRICE AT WHICH YOU MAY BE ABLE TO SELL YOUR SHARES.   A total of 5,500,000 shares of Common Stock have been issued by Literary Playpen prior to this Offering and 5,000,000 of those shares are held beneficially by persons who are officers, directors and control persons, and 500,000 shares are held by other persons, which will be registered securities by this offering, but all of whom currently hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

These 5,000,000 shares of Common Stock may only be sold in compliance with Rule 144, which provides, in essence, that a person (or persons whose shares are aggregated) beneficially owning restricted securities for a period of one year may sell, every three months, in brokerage transactions, a number of shares equal to the greater of one percent of the total number Literary Playpen’s then outstanding shares of Common Stock or the average weekly trading volume in our Common Stock during the preceding four calendar weeks.  All of the 5,500,000 shares presently outstanding were issued between April 1997 and January 2002.  The possible sale of these restricted shares eligible to be sold under Rule 144, may, in the future, have a depressive effect on the price of our Common Stock in the over-the-counter market, assuming there ever is such a market, of which there can be no assurance.  Furthermore, persons holding restricted securities for two years, who are not "affiliates" of Literary Playpen, as that term is defined in Rule 144, may sell their shares pursuant to Rule 144 without any limitations on the number of shares sold.  See "Principal Shareholders”, "Dilution” and “ Shares Eligible For Future Sale."

31.

ABSENCE OF DIVIDENDS MAY REDUCE YOUR OPPORTUNITY TO RECEIVE ANY RETURN ON YOUR INVESTMENT IN OUR SHARES. We have not paid any cash dividends on the Common Stock since inception and do not anticipate paying cash dividends in the foreseeable future.

32.

ANTI-TAKEOVER PROVISIONS MAY MAKE IT DIFFICULT FOR THIRD PARTIES TO ACQUIRE CONTROL OF OUR COMPANY. The Board of Directors has the authority to issue shares of common stock without further action by the shareholders of Literary Playpen. In addition, Literary Playpen's Articles of Incorporation and By-Laws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Literary Playpen. Such provisions could limit future prices that certain investors might be willing to pay for shares of Common Stock. These provisions, which include indemnification of the Board of Directors, could also have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of Literary Playpen.

33.

NO PUBLIC MARKET FOR THE COMMON STOCK MAY RESTRICT OR PRECLUDE YOUR ABILITY TO SELL YOUR SHARES. Prior to this Offering, there has been no public market for Literary Playpen’s securities, and there is no assurance that one will develop at the conclusion of this Offering.  See “The Offering” and “Description of Securities”.

34.

CONFLICTS OF INTEREST; TIME DEVOTED BY EMPLOYEES MAY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS. Our management presently devotes time to other companies or projects that may compete, directly or indirectly, with Literary Playpen, both in existing business activities and in seeking investment/business opportunities and the subsequent operations thereof.  An attempt will be made with regard to any conflicts of interest between Literary Playpen and management to resolve such conflicts in favor of Literary Playpen.  In the future, it may be necessary to hire employees at substantial expense; however, as of the date of this Offering, no specific additional employees are contemplated. None of our employees will devote 100% of their time to the business of Literary Playpen. See "Management" and “Certain Relationships and Related Transactions”.

                35.   IF THE SECURITIES DO NOT MEET BLUE SKY RESALE REQUIREMENTS, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.    The securities offered by this prospectus must meet the blue-sky resale requirements in the states in which the proposed purchasers reside. If we fail to meet these qualifications, the securities may be deprived of any value. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

DETERMINATION OF OFFERING PRICE

Not applicable. The selling security holders will be able to determine the price at which they sell their securities.

DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

Before Offering

Before Offering

After Offering

After Offering

Shares

Percent

Shares

Percent

Name of Beneficial Owner

Owned(1)

Owned (1)

Owned (2)

Owned (2)

CASATI Romana

29,000

less than 1%

0

0%

DENTI Mariantonietta

4,000

less than 1%

  0

       0%

MONDINI Silvana

4,000

less than 1%

  0

0%

MONDINI Livio

2,000

less than 1%

  0

0%

CALVI Silvio

1,000

less than 1%

  0

0%

ALZATE Nazarena

500

less than 1%

     0

0%

BELOMETTI Arnaldo

500

less than 1%

0

0%

COGGI Andrea

500

less than 1%

0

0%

CORMIO Angelo

500

less than 1%

0

0%

GAMBIRASIO Davide

500

less than 1%

0

0%

GARLASCHI Claudio

500

less than 1%

0

0%

GIASSI Vladimiro

500

less than 1%

0

0%

VALIANTE Piergiorgio

2,000

less than 1%

0

0%

DELLA MEA Ines

500

less than 1%

0

0%

MONDINI Giorgio

1,000

less than 1%

0

0%

MORONI Silvia

500

less than 1%

0

0%

POMA Dario

500

less than 1%

0

0%

SANTINELLI Paolo

500

less than 1%

0

0%

ZALTIERI Fabio

500

less than 1%

0

0%

BONI Marco

1,000

less than 1%

0

0%

EMMANUELE Giovanna

1,000

less than 1%

0

0%

GALATI Roberto

1,000

less than 1%

0

0%

GAMBA Tiziano

1,000

less than 1%

0

0%

SANTINELLI Maria

1,000

less than 1%

0

0%

VALBONESI Luigi

1,000

less than 1%

0

0%

ALLEN, Ailbe (4)

2,500

less than 1%

0

0%

ALLEN, Ailbe (4)

1,500

less than 1%

0

0%

ALLEN, Brendan

1,500

less than 1%

0

0%

ALLEN, Brendan D. (Jnr)

1,500

less than 1%

0

0%

ALLEN, Eileen

1,500

less than 1%

0

0%

ALLEN, Fiona

1,500

less than 1%

0

0%

ALLEN, Irene

1,500

less than 1%

0

0%

ALLEN, Kathryn

1,500

less than 1%

0

0%

ALLEN, Margaret

1,500

less than 1%

0

0%

ALLEN, Mary

1,500

less than 1%

0

0%

ALLEN, Patricia

1,500

less than 1%

0

0%

COMERFORD, Siobhan

1,500

less than 1%

0

0%

CULLEN, Geraldine

1,500

less than 1%

0

0%

DENNY, Deirdre

1,500

less than 1%

0

0%

KENNY, Carmel

1,500

less than 1%

0

0%

O'SULLIVAN, Maria

1,500

less than 1%

0

0%

BRYANT Gary

139,000

2.53%

0

0%

CACCIAMATTA Danilo (3)

139,000

2.53%

0

0%

TEMPLEMORE Partners (5)

139,000

2.53%

0

0%

HEIN Marcia

3,000

less than 1%

0

0%

TOTAL

500,000

0

(1)

Percentage of Beneficial ownership is based on 5,500,000 shares of Common Stock outstanding as of August28, 2002.

(2)

Assumes the sale of all shares offered by the Selling Security Holder. All of the selling shareholders are intending to sell all of their respective securities listed above and offered in this registration statement.

(3)

Except for Mr. Danilo Cacciamatta none of the selling security holders have, or ever had, any material relationship with our corporation or any of its predecessors and/or affiliates. Mr. Cacciamatta is the former CEO of the registrant.

(4)

The two Ailbe Allen entries are for two separate shareholders, who are father and son.

(5)

 The natural persons controlling the voting and dispositive power over the shares owned by Templemore Partners, a California general partnership, are its three general partners: Desmond P. Allen, a former Secretary of the Company, and Mr. Allen's parents, Patrick and Gabrielle Allen. Templemore Partners is not an affiliate of a broker-dealer.

Neither Literary Playpen, Inc., nor its predecessors or affiliates have any relationship, directly or indirectly, with the selling shareholders.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are

11

qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of resales of our securities resales.

   The selling shareholders will sell at a price of $1.00 per share until our        shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "UNDERWRITERS" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities they own as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledgee in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

In addition to, and without limiting the abovementioned, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Exchange Act, as amended, any person who is engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

All of the preceding information may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

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LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve Literary Playpen, Inc.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL MANAGEMENT

EMPLOYEES

As of August 30, 2002, Literary Playpen had 2 employees: Jesse A. Sackman and Roberto Crawford, neither of whom provide 100% of their time to the business of Literary Playpen. Literary Playpen considers its relations with these employees to be good and has experienced no employee turnover.

None of Literary Playpen's employees are covered by a collective bargaining agreement. Literary Playpen has entered into confidentiality agreements with these Employees, as well as all other officers, directors and members of our Technology Advisory Board.

MANAGEMENT

The executive officers, directors, members of the Technology Advisory Board are as follows:

NAME

AGE

POSITION

Jesse A. Sackman

37

President, C.E.O. and Director

Paul Sackman

42

Member Advisory Board (1)

Roberto Crawford

61

C.F.O, Treasurer and Director

Sidney Sheldon

83

Member Advisory Board

Steve Lehman

49

Member Advisory Board (2)

Robert Y. Lee

38

Member Advisory Board (2)

Michael J. Morrison

56

Secretary and Director

(1) Upon acquisition of Directors and Officers insurance, following sufficient capitalization, Paul Sackman shall assume the position of President and Director. There are no family relationships among our officers, directors, or persons nominated for such positions other than Mr. Paul Sackman and Mr. Jesse Sackman who are brothers.

(2) Upon acquisition of Directors and Officers insurance, following sufficient capitalization, Mr. Lehman and Mr. Lee shall assume positions as Directors. No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Background of Officers, Directors and Advisory Board

Director, President and Chief Executive Officer - Jesse A. Sackman

Since 1985 Mr. Sackman has been president of NetReady Systems, Inc., a consulting firm managing network and Internet systems for companies such as Wyndham Hotel Group and Dial Corporation.  Mr. Sackman is a twenty-three year veteran of the personal computer industry dating back to 1977.  He will devote approximately 50% of his time to the business of the Company.

Member Advisory Board - Paul Sackman

Since 1995 Mr. Sackman has developed and marketed video game products as an executive at Interplay, Inc. and Crave Entertainment, Inc.  Mr. Sackman has considerable experience negotiating licensing deals with celebrities, a valuable talent for Literary Playpen. He will devote approximately 50% of his time to the business of the Company.

13

Director, Chief Financial Officer and Treasurer - Roberto Crawford

From 1987 to 2001 Mr. Crawford managed finances and acted as Chief Financial Officer for Premiere Radio Networks, Inc., now a division of Clear Channel Communications. Mr. Crawford serves as Chief Financial Officer, President and/or Director for several corporations. He will devote approximately 50% of his time to the business of the Company.

Director and Secretary – Michael J. Morrison

Mr. Morrison has been an attorney for 26 years. Mr. Morrison received a B.S. Degree in Engineering Management from the U.S. Air Force Academy in 1968, and a J.D. Degree from the University of the Pacific, McGeorge School of Law in 1976. He is admitted to practice in Nevada (1977), California (1976) and the District of Columbia (1978). He is a member of the Washoe County, State of Nevada (Member, Business Section) and American (Member, Business Section) Bar Associations. He will devote approximately 5% of his time to the business of the Company.

Member Advisory Board – Steve Lehman

Mr. Lehman was President and CEO of Premiere Radio Networks, Inc. from company inception to sale of the company for $190 million to Jacor (now Clear Channel Communications).  From 1999 to January 2001 Mr. Lehman was President and CEO of E4L, Inc. (f/k/a National Media, Inc.).  He is currently a Principal in the Investment Banking firm of Broadstream Capital Partners, LLC.  He will devote approximately 5% of his time to the business of the Company.

Member Advisory Board – Robert Y. Lee

From 1983 to 2000, Mr. Lee was President and CEO of Video City, Inc. (a publicly traded company) and founded its predecessor, Lee Video City.  Since 2000 Mr. Lee has been Chairman of the Board of Video City, Inc. He will devote approximately 5% of his time to the business of the Company.

Technical Advisor - Sidney Sheldon

Sidney Sheldon is one of the best-selling authors of the twentieth century, whose books have sold more than 300 million copies in more than 100 countries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

       The following table sets forth certain information regarding beneficial ownership of Literary Playpen's Common Stock as of August 30, 2002, by (i) each stockholder known by Literary Playpen to be the beneficial owner of more than 10% of the outstanding shares of Common Stock, (ii) each director and advisory board member of Literary Playpen, (iii) Literary Playpen's Chief Executive Officer and other executive officers, and (iv) all directors, advisory board members and executive officers as a group.

Before Offering

Before Offering

After Offering

Shares

Percent

Percent

Name and address of Beneficial Owner (**)

Owned(1)

Owned (1)

Owned (2)

Sidney Sheldon

1,257,416

22.86%

22.86%

9100 Wilshire Blvd #1000W

Beverly Hills, CA 90212

Jesse A Sackman

875,874

15.92%

15.92%

4323 Bellingham Ave

Studio City, CA 91604

Paul Sackman

882,941

16.05%

16.05%

9 Pacific Grove

Irvine, CA 92602

Roberto Crawford

756,295

13.75%

13.75%

Post Office Box 6138

Reno, NV 89513

Michael Morrison

676,294

12.29%

12.29%

1495 Ridgeview Drive Suite 220

Reno, NV 89509

Steve Lehman

50,000

0.91%

0.91%

Robert Y. Lee

50,000

0.91%

0.91%

All Directors, advisors, and officers as a group

4,548,820

82.71%

82.71%

**

Addresses are given for beneficial owners of more than 10% of the outstanding Common Stock only. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Schedule includes Beneficial Owners of 5% of the outstanding Common Stock only.

(1).

Percentage of beneficial ownership is based on 5,500,000 shares of Common Stock outstanding as of August 30, 2002.

(2).

Assumes shareholder does not purchase any Shares in this offering.

Changes in Control: There are currently no arrangements, which would result in a change in control of Literary Playpen, Inc.

DESCRIPTION OF SECURITIES

Capital Stock

COMMON STOCK

The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value, of which, as of the date of this Prospectus, 5,500,000 shares were issued and outstanding and held of record by 72 stockholders. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Delaware law and the Company's Bylaws require the favorable vote of at least a majority of all outstanding shares.  Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock ("Preferred Stock"). No shares of Preferred Stock presently are outstanding and the Company has no present plans to issue any such shares. The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without action by the holders of the Common Stock, may fix or alter the voting rights, redemption provisions, (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences, conversion rights and any other rights preferences, privileges and restrictions of any wholly unissued series of Preferred Stock. The Board of Directors, without stockholder approval, can issue shares of Preferred Stock with rights that could adversely affect the rights of the holders of Common Stock. The issuance of shares of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action.

The Board of Directors is authorized to issue additional Common Stock and Preferred Stock within the limits authorized by our Articles of Incorporation and Bylaws.

The foregoing description concerning the Common Stock and Preferred Stock of Literary Playpen does not purport to be complete.  Reference is made to Literary Playpen's Articles of Incorporation and Bylaws, as well as the applicable statutes of the State of Delaware, for a more complete description of the rights and liabilities of shareholders.

Non-Cumulative Voting

The holders of shares of Common Stock of Literary Playpen do not have cumulative voting rights, which means that

15

the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Literary Playpen's directors.  After this Offering is completed, the present shareholders will own 100% of the outstanding shares.  (See "Principal Shareholders.")

Dividends

As of the date of this Prospectus, we have not paid any cash dividends to shareholders nor do we anticipate payment of any such cash dividends in the foreseeable future.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and the financial position of Literary Playpen, general economic conditions, and other pertinent factors.

Miscellaneous Rights and Provisions.

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

STOCK TRANSFER AGENT

The company has engaged the services of “The Nevada Agency and Trust Company” with offices at Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501, an independent stock transfer agency to serve as our registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE.

The 500,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 5,000,000 of our outstanding shares are held by affiliates, all of which have been held for less than one year, and are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 once all statutory requirements have been met could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

Our Audited Financial Statements from December 31, 2001 have been included in this prospectus and have been prepared by the Accountancy firm of “Mark Bailey and Company, Ltd” of 1495 Ridgeview Drive, Suite 200, Reno, Nevada 89509. We have relied upon Mark Bailey and Company as experts in accounting and auditing.

LEGAL MATTERS

The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered and certain other legal matters in connection with this registration statement.

16

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification arises against the liabilities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.  The only incidents this would not hold validity is the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered

DESCRIPTION OF BUSINESS

General

Literary Playpen, Inc. (“LPI”) develops online and wireless interactive games based on fiction by established writers, such as our largest shareholder Sidney Sheldon.  These games may be distributed in the jackets of published novels.

Wireless technology, in the form of Personal Digital Assistants (PDAs, such as Palm) or cellular telephones, is growing quickly in the U.S. and abroad.  Wireless carriers such as AT&T, Verizon, Sprint and Cingular are marketing to draw people to spend time on their cell phones with non-voice services, such as video games and messaging.  Such carriers are actively seeking and purchasing content to provide on their wireless networks.

We anticipate that LPI’s content, story-based wireless games written by popular authors, may garner significant licensing fees from wireless carriers.

We believe that we have a strong technical foundation to develop the games proposed in this Summary.  LPI's founder/CEO, Jesse Sackman, has program development experience dating back to the beginnings of the personal computer industry.  Paul Sackman, technical advisor, has a long management history in the interactive video game industry.

Description of Our Interactive Literature Products

LPI’s products seek to create a new literary art form, in which a storyline changes due to controls the reader possesses.

Our wireless products present the reader with the text of the story.  As with a paper book, the reader simply reads through the story.  During the reading, however, the reader may define the lead character’s emotional state.  These changes may affect the outcome of the story.

For example, a reader may read a section in which the lead character is faced with a darkened alley.  They read that the character boldly enters the alley and is killed by an unseen perpetrator.  The reader may back up and re-read the section, only this time increasing the character’s state of anxiety through the keypad.  In this reading, the character is too scared to enter the alley, runs away and lives to pursue the rest of the story.  In either reading, the story appears as an unbroken stream of text, providing truly interactive literature.

Other products may expand upon this concept to make use of the technology upon which they run.

Patents And Proprietary Rights

We intend to pursue a policy of obtaining patent protection for patentable subject matter in its proprietary technology.  There can be no assurance, however, that any such patent applications will issue as patents, or that any patent, which may be issued, will provide a preferred position with respect to the technology or products it covers.

Although we intend to pursue patent protection, significant legal issues remain as to the extent to which patent protection may be afforded, in both the United States and foreign countries. Therefore, we also intend to rely upon trade secrets, know-how and continuing technological advancement to develop and maintain it’s competitive

17

position. Disclosure of the Company's know-how is generally protected under confidentiality agreements. There can be no assurance, however, that all confidentiality agreements will be honored, that third parties will not develop equivalent technology independently, that disputes will not arise as to the ownership of technical information or that wrongful disclosure of our trade secrets will not occur.

Certain products and processes important to Literary Playpen may be subject, in the future, to patent protection obtained by others. Interactive entertainment and its underlying technologies are developing rapidly. Because many patent applications have been filed in this field in recent years, the scope that courts will give to the claims of patents issued from such applications and the nature of these claims cannot be predicted. It is premature to predict what general trend, if any, will emerge as to the extent of allowed claims for products and related uses.  The allowance of broader claims may increase the incidence and cost of interference proceedings at the United States Patent and Trademark Office and the risk of infringement litigation. A policy of allowing narrower claims, conversely, could limit the value of Literary Playpen's proprietary rights under its patents. It is possible that Patent and Trademark Office interference proceedings will occur with respect to a number of Literary Playpen's patent applications or issued patents. It is also likely that subject matter patented by others will be required by our company to research, develop, or commercialize at least some of our proposed products. No assurance can be given that licenses under any such patent rights of others will be made available on acceptable terms.

Literary Playpen Technology and Development

The founders of LPI have been researching and developing interactive literature for over a year in preparation for the full-scale implementation of this new literary form.

The key to our proposed products rests on the text itself, not the technology behind it.  Simplicity of technological design has been the driving force in LPI’s development.  Just as special effects can only do so much for a feature motion picture, the same goes for interactive literature.  The quality of the story, the surprise twists, the interesting text that only a quality writer, such as Sidney Sheldon, can create are the key to the success of LPI’s proposed products.

The types of games current wireless technology is capable of delivering are crude compared to most game technologies.  We believe this lowers the bar for development time, which we hope will translate into an ability to release many products quickly.

Sidney Sheldon, with LPI staff, has created five interactive works ready for placement on the streamlined structure of LPI technology.

Competition

To our knowledge, there are no direct competitors attempting the development of a new, interactive form of literature.  However, there is an individual, named Demian Katz, who publishes a similar, non-computer-driven product under the name “Choose Your Own Adventure,” which has been in existence since 1979.

These proposed products consist of books in which one reads to a certain point, then chooses a direction at set story points.  Based on the reader’s choice, they are directed to jump to a specific page number and continue reading.  The story at these new pages is different than if one had made a different jump.

Considering that these products, (1) have been in the marketplace for more than three decades without major distribution,  (2) do not have content from authors of significance, (3) are targeted towards the science-fiction and fantasy genre, and, most importantly, have never to our knowledge been created in a computer-based or wireless format, we feel they are not competitive with Literary Playpen’s proposed products.

While we do not consider Katz’s product to be direct competition, competition may come from video game products based on best-selling book titles and scenario, for example “Tom Clancy’s Rainbow Six.” In general, these games loosely follow the storyline but focus more on the “arcade” or “shooter” aspect of the content for the gameplay.

There is also potential competition from video game companies, such as Activision and Electronic Arts, traditional publishing companies, such as Warner Books and Simon & Schuster, other companies seeking convergence of electronic media and literature, such as eBooks, and an unknown number of programmers working in garages and small companies.

18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company is classified as a development stage company because its principal activities involve seeking to develop business activities.

 We are an entertainment company that owns rights to literary content by the author Sidney Sheldon. The target use for our technology is a series of wireless and PC-based video games intended to form a new literary art form.

We intend to develop and market a series of online and wireless interactive products, which merge contemporary best-selling fiction by established writers, such as our largest shareholder Sidney Sheldon, with communication and interactive media to create a new literary entertainment form, distributed by existing wireless networks and as CDROMs in book jackets of best-selling published works.

We intend to create a series of online interactive video games and believe that these proposed products may enjoy large-scale distribution through enclosure of a CDROM in the book jacket of published books by writers who have licensed content to LPI.

We have a strong technical foundation to develop the games proposed in this Summary.  The technical background of our management and advisory team span more than thirty years.

Short Term Goal

We intend to expand our existing development of interactive literature products.  Each product is anticipated to draw advances on royalties to offset development costs, with actual royalties to provide ongoing revenue.

The first wireless games may be targeted at the teen and young woman demographics (possibly released in Japan), as that is one of Sidney Sheldon’s prime demographics.

Long Term Goal

We intend to build an ongoing library of interactive literature products.  It is our hope that eventually this library will be quite sizable, with products for wireless and wired technologies.

One of our goals is that over the first two-years of the development cycle, we seek to develop a role-playing game based on, and to be distributed with, a current hardcover release. These games, to be played on personal computers and game consoles, are expected to be far more sophisticated in design and more far-reaching in possibilities.

DESCRIPTION OF PROPERTY

Through an oral agreement with Michael Morrison, a Director and Secretary of the Company, the Company's operations are located at 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509. The Company's office is located within a suite of offices leased by the law firm owned by Mr. Morrison. There is no rental charge to the Company for office space, equipment rental or phone usage. The Company does not anticipate acquiring separate office facilities until such time as the company has been funded and business has commenced.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Literary Playpen was organized in April 1997 for the purpose of listing its securities on an electronic stock exchange and then acquiring an interest in a suitable operating business, which may include assets or shares of another entity to be acquired by the Company directly or through a subsidiary. LPI is newly formed and has no assets, revenues or operations. The Company and companies of this sort are commonly referred to as "public shell corporations" and the transactions through which public shell corporations acquire an interest in a suitable operating business are commonly referred to as "shell reorganizations." The merger of Clusone Acquisition Corp., a Delaware corporation, and Literary Playpen, Inc, a Nevada corporation, was a “shell reorganization.”

On October 18, 2001, Clusone Acquisition Corp. entered into a Securities Purchase Agreement and Plan of Reorganization ("Agreement"), whereby it agreed to issue 2,000,000 shares of its restricted Common Stock, par value $.001, in exchange for 100% of the total outstanding shares of Literary Playpen, Inc., a Nevada corporation engaged in the literary games software development business. All conditions and terms of the Agreement were

19

satisfied, and the transaction closed on December 31, 2001, and, in January 2002, the name of the company was changed to Literary Playpen, Inc. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1931, and per rule 506 promulgated thereunder. All of these shares were issued to “accredited investors”, as that term is defined in Rule 501. Please also refer to the section entitled “ Certain Relationships and Related Transactions” on this page.

On January 30, 2002, we entered into a Securities Purchase Agreement and Plan of Reorganization ("Agreement"), whereby it agreed to issue 3,000,000 shares of its restricted Common Stock, par value $.001, in exchange for 100% of the total outstanding shares of L1 Systems, Inc., a Nevada corporation engaged in the literary games software development business. All conditions and terms of the Agreement were satisfied, and the transaction closed on February 11, 2002. . These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1931, and per rule 506 promulgated thereunder. All of these shares were issued to “accredited investors”, as that term is defined in Rule 501. Please also refer to the section entitled “ Certain Relationships and Related Transactions” on this page.

Jesse Sackman, Roberto Crawford and Michael J. Morrison, current officers, directors and principal shareholders of the Company, were also officers, directors and principal shareholders of both Literary Playpen, Inc., and L1 Systems, Inc.  Messrs. Paul Sackman and Sidney Sheldon, also principal shareholders of the Company, were also principal shareholders of Literary Playpen, Inc. and L1 Systems, Inc.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of any organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 broadcast under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-

20

dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of August 30, 2002, there were approximately 72 holders of record of our common stock.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

(this space intentionally blank)

21

FINANCIAL STATEMENTS

LITERARY PLAYPEN, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

THE PERIOD FROM INCEPTION

(APRIL 26, 2001)

TO

DECEMBER 31, 2001,

WITH

AUDIT REPORT OF

CERTIFIED PUBLIC ACCOUNTANTS

Mark Bailey & Co. Ltd.

Certified Public Accountants

Management Consultants

Office Address:

Mailing Address:

1495 Ridgeview Drive, Ste. 200

Phone: 775 / 332 . 4200

P.O. Box 6060

Reno, Nevada 89509-6634

Fax: 775 / 332 . 4210

Reno, Nevada 89513

TABLE OF CONTENTS

Independent Auditors' Report on the Financial Statements

29

Balance Sheet

30

Statements of Operations

31

Statement of Changes in Shareholders' Equity

32

Statements of Cash Flows

33

Notes to Financial Statements

34

MARK BAILEY & CO. LTD

Certified Public Accountants

Management Consultants

Office Address:

Mailing Address:

1495 Ridgeview Drive, Ste. 200

Phone: 775 / 332 . 4200

P.O. Box 6060

Reno, Nevada 89509-6634

Fax: 775 / 332 . 4210

Reno, Nevada 89513

INDEPENDENT AUDITORS' REPORT

February 11, 2002

Board of Directors

Literary Playpen, Inc.

We have audited the accompanying balance sheet of Literary Playpen, Inc., (a Company in the development stage), formerly known as Clusone Acquisition Corp., as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the period from inception (April 26, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Literary Playpen, Inc., (a Company in the development stage), as of December 31, 2001, and the results of its operations and its cash flows for the period from inception (April 26, 2001) to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is in the development stage, and existing cash and available credit are insufficient to fund the Company's cash flow needs for the next year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mark Bailey & Co., Ltd

Mark Bailey & Co., Ltd.

Reno, Nevada

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

BALANCE SHEET

December 31, 2001

ASSETS

December 31, 2001

Cash

 $                    5,391

Deferred tax asset (net of valuation allowance of $5,797)

                               -

Total current and total assets

 $                    5,391

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

Accounts payable

 $                    5,000

Shareholder advances

                     12,000

Total current and total liabilities

                     17,000

Commitments and Contingencies

Shareholders' Equity

Preferred stock, $.001 par value, 10,000,000 shares

authorized and none issued and outstanding

Common stock, $.001 par value, 20,000,000 shares

authorized, 2,500,000 shares issued and outstanding

at December 31, 2001

                       2,500

Additional paid-in-capital

                       2,940

Deficit accumulated during the development stage

                    (17,049)

Total shareholders' equity

                    (11,609)

Total liabilities and shareholders' equity

 $                        5,391

The Accompanying Notes are an Integral Part of These Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

STATEMENT OF OPERATIONS

For the Period from Inception (April 26, 2001) to December 31, 2001

Cumulative

From Inception

During

(April 26, 2001)

Development

To

Stage

December 31, 2001

Revenue

$ -

$ -

General and administrative expenses

1,609

1,609

Consulting services

5,440

5,440

Legal and accounting expense

10,000

10,000

Net loss before income taxes

17,049

17,049

Provision for income taxes

-

-

Net loss

$ 17,049

$ 17,049

Loss per common share

basic and diluted

$ 0.01

$ 0.01

Weighted average common shares

2,000,000

2,000,000

The Accompanying Notes are an Integral Part of These Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Period from Inception (April 26, 2001) to December 31, 2001

 Accumulated

Additional

Deficit During

Common Stock

Paid-in

 Development

Total

Shares

Amount

Capital

 Stage

Equity

Shares issued to officers

and directors for

consulting services in April 2001

1,470,404

1,470

2,530

-

4,000

Shares issued to a co-founder for

consulting services in April 2001

529,596

530

910

1,440

Shares issued for the net assets

of Clusone Acquisition Corp.

in December 2001

500,000

500

(500)

-

Net loss

(17,049)

    (17,049)

Balance at December 31, 2001

2,500,000

$ 2,500

$ 2,940

$ (17,049)

$ (11,609)

The Accompanying Notes are an Integral Part of These Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

STATEMENT OF CASHFLOWS

For the Period from Inception (April 26, 2001) to December 31, 2001

Cumulative

From Inception

During

(April 26, 2001)

Development

To

Stage

December 31, 2001

Cash Flows from Operating Activities

Net loss

$ (17,049)

$ (17,049)

Adjustments to reconcile net loss to net cash

used in operating activities:

Increase in accounts payable

5,000

5,000

Increase in deferred tax asset

5,797

5,797

Increase in deferred tax valuation allowance

(5,797)

(5,797)

Expense paid by issuance of stock

5,440

5,440

Net cash used in operating activities

(6,609)

(6,609)

Cash Flows from Financing Activities

Proceeds received from shareholder advances

15,000

15,000

Repayment of shareholder advances

(3,000)

 (3,000)

Net cash provided by financing activities

12,000

12,000

Net increase in cash

            5,391

5,391

Cash and cash equivalents at April 26, 2001

-

-

Cash and cash equivalents at December 31, 2001

$ 5,391

$ 5,391

The Accompanying Notes are an Integral Part of These Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

1.

Organization and Significant Accounting Policies

The Company was organized April 26, 2001, under the laws of the State of Nevada. The Company is in the development stage as its operations principally involve research and development, market analysis, and other business planning activities, and no revenue has been generated from its business activities.  The Company plans to operate wireless hand held and on-line games based on books written by best selling authors.

These financial statements have been prepared assuming that the Company will continue as a going concern.  The Company is currently in the development stage, and existing cash and available credit are insufficient to fund the Company’s cash flow needs for the next year.  The Company plans an offering to raise up to $10,500,000. Until that time, the officers and directors have committed to advancing the operating costs of the Company.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The company maintains a cash balance in a non-interest-bearing bank account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2001.

Year End

The Company has selected December 31 as its fiscal year end.

Income Taxes

The Company provides for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”. SFAS No. 109, requires an asset and liability based approach in accounting for income taxes.

Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. Valuation allowances are provided against assets that are not likely to be realized. (See Note 3)

Loss Per Share

Net loss per share is provided in accordance with SFAS No. 128 “Earnings Per Share”. Basic loss per share for each period is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2001, the Company had no dilutive common stock equivalents such as stock options.

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

1.

Organization and Significant Accounting Policies (continued)

Revenue Recognition

In 2000 the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements.” Pursuant to SAB No. 101 and the relevant generally accepted accounting principles, the Company will recognize revenue upon the passage of title, ownership and the risk of loss to the customer. During the period ended December 31, 2001, there was no revenue.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations" which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill, and requires that unallocated negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. The Company will account for business combinations after December 31, 2001, in accordance with the guidance in SFAS No. 141.

In June 2001 the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”.  This statement establishes accounting and reporting standards for goodwill and intangibles for years commencing after December 15, 2001.  Whether already acquired or subsequently acquired after the effective date, companies are required to identify intangibles with finite lives and those with indefinite lives. Those intangibles with finite lives are to be amortized over the estimated useful lives of the assets while those with indefinite lives are not to be amortized.  Goodwill is not to be amortized.  Each intangible or goodwill asset should be analyzed at least annually for impairment where the carrying value is in excess of the fair value of the intangibles and in excess of the implied fair value in the case of goodwill assets. The asset's carrying value is to be reduced by a charge to income if the fair value is lower than the carrying value. As of December 31, 2001, the Company has no intangibles or goodwill and will implement the standard as of that date.

In August 2001 the FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 modifies the rules for accounting for the impairment or disposal of long-lived assets. The new rules become effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. Management does not feel that this standard will materially affect the Company.

2.

Shareholder Advances

During the year two shareholders and officers advanced funds to the Company. The advances are due on demand and are non-interest-bearing. $12,000 remains outstanding as of December 31, 2001.

3.

Royalty Agreement

In November 2001 the Company entered into an agreement with Sidney Sheldon, a shareholder, to develop a wireless hand held and on-line game based on one of his books. The agreement requires payment of 10% of the net revenue generated from the games after all development costs have been recouped (see Note 7).

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

4.

Federal Income Taxes

The Company recognizes deferred tax liabilities and benefits for the expected future tax impact of transactions that have been accounted for differently for book and tax purposes.

Deferred tax benefits and liabilities are calculated using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance has been provided to reduce the asset to the amount of tax benefit management believes it will realize.

The following is a schedule of the composition of the provision for income taxes:

December 31, 2001

Deferred noncurrent tax asset

$

5,797

Valuation allowance

(5,797)

Total provision for income taxes

$

-0-

The net change in the valuation account was $5,797 for the period from inception (April 26, 2001) to December 31, 2001. The Company has available net operating loss carryforwards totaling $17,049, which begin to expire in 2021.

5.

Acquisitions

On December 31, 2001, Clusone Acquisition Corporation acquired all the outstanding common stock of Literary Playpen, Inc. For accounting purposes, the acquisition has been treated as an acquisition of Clusone Acquisition Corp., by Literary Playpen, Inc., and as a recapitalization of Literary Playpen, Inc. The historical financial statements as of

December 31, 2001, are those of Literary Playpen, Inc. The pro forma information is presented to give effect to the acquisition as if the acquisition took place on January 1, 2001. The pro forma information is presented for comparative purposes only and does not  purport to be indicative of what would have occurred had the acquisition actually been made at such a date, nor is it necessarily indicative of future operating results.

Pro forma

as of and

for the year ended

December 31, 2001

Total assets

$

5,391

Total liabilities

$

17,000

Shareholders’ equity

(11,609)

Total liabilities and shareholders’ equity

$

5,391

Net loss

$

(18,274)

Loss per common share basic and diluted

$

(.01)

6.

Shareholders’ Equity

In April 2001 officers, directors and a co-founder were issued shares for consulting services. The following schedule shows the shares originally issued and the subsequent effects of the reverse stock split due to the merger in December 2001.

In December 2001 the company was acquired by a public shell company in a reverse merger. For accounting purposes, this transaction is recorded as the Company acquiring the public shell and a recapitalization of the Company’s equity. This transaction has the effect of a reverse stock split of 2.72 shares to 1.

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

6.

Shareholders’ Equity (continued)

Shares issued in April 2001 to:

Original number of Shares

After merger

CEO

1,439,500

529,288

President

960,000

352,941

Treasurer

960,000

352,941

Secretary

    640,000

   235,294

All officers and directors

 3,999,500

1,470,404

Stock issued to a co-founder in

April 2001 for consulting services

 1,440,500

   529,596

In December 2001 the Company merged with Clusone Acquisition Corp., in a reverse merger. For accounting purposes the transaction is recorded as the Company issuing 500,000 shares of its common stock for the net assets of Clusone Acquisition Corp.

7.

Related Party Transactions

In April 2001 the Company issued to the President, CEO, Treasurer, and Secretary a total of 3,999,500 shares of its common stock (1,470,404 post merger shares) for consulting services with a fair value of $4,000. In April 2001 the Company also issued 1,440,500 shares of its common stock (529,596 post merger shares) to a co-founder for consulting services with a fair value of $1,440 (See Note 6).

In November 2001 the Company entered into an agreement with a shareholder to develop an on-line game based on one of his books. The agreement requires a royalty payment based on the net income derived from the sale of the game (See Note 3).

During the year two shareholders and officers advanced the Company $15,000 to fund operations. $12,000 remains outstanding as of December 31, 2001.

8.

Subsequent Events

In January 2002 the Company entered into another agreement with a shareholder, to create wireless hand held and on-line games based upon one of his books (see Note 3).

In February 2002 the Company issued 3,000,000 shares of its common stock for the net assets of L1 Systems, Inc. The shareholders of L1 Systems, Inc., are also shareholders of the Company.

Unaudited internally prepared financial statements from form 10qSB for the first quarter of 2002, filed with the commission.

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

BALANCE SHEETS

June 30, 2002 (unaudited) and December 31, 2001

ASSETS

December 31,

June 30, 2002

2001

CASH

$ 5,073

$ 5,391

Total current assets

5,073

5,391

DEFERRED TAX ASSET (NET)

-

-

Total assets

$ 5,073

$ 5,391

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable

$ 20,000

$ 5,000

Shareholder advances

17,400

12,000

Total current and total liabilities

37,400

17,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT

Preferred stock, $.001 par value, 10,000,000 shares

authorized and none issued and outstanding

Common stock, $.001 par value, 20,000,000 shares

authorized, 5,500,000 and 2,500,000 shares

issued and outstanding

5,500

2,500

  Additional paid-in-capital

2,940

2,940

  Deficit accumulated during the development stage

(40,767)

(17,049)

Total shareholders' deficit

(32,327)

(11,609)

       Total liabilities and shareholders' deficit

$ 5,073

$ 5,391

See Notes to the Interim Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

STATEMENT OF OPERATIONS

For the Six and Three Months Ended June 30, 2002 (unaudited)

Cumulative

During

Six Months

Three Months

Development

Ended

Ended

Stage

June 30, 2002

June 30, 2002

REVENUE

$ -

$ -

$ -

OPERATING COSTS AND EXPENSES

General and administrative expenses

(2,000)

(1,941)

(1,482)

Consulting services

(5,440)

-

-

Investor relations

(3,152)

(1,602)

-

Filing expenses

(2,175)

(2,175)

-

Legal and accounting expense

(25,000)

(15,000)

(10,000)

Loss on impairment of license agreement

(3,000)

(3,000)

-

Net loss before income taxes

(40,767)

(23,718)

(11,482)

Provision for income taxes

-

-

-

Net loss

$ (40,767)

$ (23,718)

$ (11,482)

Loss per common share basic and diluted

$ (0.01)

$ (0.00)

$ (0.00)

Weighted average common shares

basic and diluted

3,200,000

5,000,000

5,500,000

See Notes to the Interim Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2002 (unaudited)

Cumulative

During

Development

Stage

June 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$ (40,767)

$ (23,718)

Adjustments to reconcile net loss to net cash

used in operating activities:

Loss on impairment of license agreement

3,000

3,000

Increase in accounts payable

20,000

15,000

Increase in deferred tax asset

(13,861)

(8,064)

Increase in deferred tax valuation allowance

13,861

8,064

Expense paid by issuance of stock

5,440

-

Net cash used in operating activities

(12,327)

(5,718)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds received from shareholder advances

20,400

5,400

Repayment of shareholder advances

(3,000)

-

Net cash provided by financing activities

17,400

5,400

Net increase (decrease) in cash

5,073

(318)

Cash and cash equivalents at April 26, 2001 (inception)

and December 31, 2001

-

5,391

Cash and cash equivalents at June 30, 2002

$ 5,073

$ 5,073

SUPPLEMENTARY AND NON CASH INFORMATION:

     No amounts were actually paid for either interest or income taxes during the period ended June 30, 2002.

     In February 2002 the Company issued 3,000,000 shares of its common stock for the purchase of L1 Systems, Inc.

See Notes to the Interim Financial Statements

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

June 30, 2002

1.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Literary Playpen, Inc. (the "Company") have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America, pursuant to the Securities and Exchange Commission rules and regulations. In management's opinion all adjustments necessary for a fair presentation of the results for interim periods have been reflected in the interim financial statements. The results of operations for any interim period are not necessarily indicative of the results for a full year. All adjustments to the financial statements are of a normal recurring nature.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Such disclosures are those that would substantially duplicate information contained in the most recent audited financial statements of the Company, such as significant accounting policies. Management presumes that users of the interim statements have read or have access to the audited financial statements and notes thereto included in the Company's most recent annual report on Form 10KSB.

LICENSE AGREEMENT

The license agreement represents the par value of the stock tendered at the date of acquisition, since the agreement was the only asset that the acquiree owned. The Company accounts for intangibles in accordance with Statement of Financial Accounting Standard (SFAS) No. 142. Because of its indefinite life, the license agreement was not amortized, but has been tested for impairment. According to SFAS 142, the intangible's carrying value is to be reduced by a charge to income if the fair value is lower than the carrying value. The carrying value of the license agreement has been written down to zero at June 30, 2002. (See Note 3)

NEW PRONOUNCEMENTS

In May 2002 the Financial Accounting Standards Board (“FASB”) issued SFAS 145 “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. This pronouncement requires that gains or losses arising from an early extinguishment of debt that are part of a company’s recurring operations (i.e, a risk management strategy) would not be reported as extraordinary items. The statement also provides that modifications to a capital lease that make it an operating lease be accounted for as a sale-leaseback. Management feels that the early adoption of SFAS No. 145 has not had a material effect on the financial results.

GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently in the development stage, and existing cash, other material assets, and available credit are insufficient to fund the Company's cash flow needs for the next year. Their ability to continue as a going concern is dependent on their ability to generate revenues or raise funds through sale of their equity securities for use in administrative, marketing, research and development activities. The Company is planning to raise $1,500,000 to $2,000,000 through a private placement that is to be completed in 2002.

2.

CAPITAL STOCK

In February 2002 the Company issued 3,000,000 shares of its common stock for all the outstanding stock of L 1 Systems, Inc.

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

June 30, 2002

3.

ACQUISITIONS

In February 2002 the Company acquired all the outstanding common stock of L 1 Systems, Inc., a related party. All of the directors of L1  Systems, Inc. were also directors of Literary Playpen, Inc. For  accounting purposes, the acquisition was treated as a purchase.  The Company issued 3,000,000 shares of its common stock with a par value of $.001, for all the outstanding stock of L 1 Systems, Inc.  (See Note 2). As there is no market at this time for the stock of the Company or L 1 Systems, Inc., the fair value of the purchase is the par value of the stock given ($3,000). L 1 Systems, Inc., has only one asset: a license agreement, and the par value of the stock has been assigned to the license agreement. Management of the Company has ascertained that the carrying value of the agreement may not be recoverable as no future cash flows from the agreement can be projected. Management considers this asset to be 100% impaired as of June 30, 2002.

License agreement

$

3,000

Loss on impairment

(3,000)

Net carrying value

$

-0-

The accompanying presentation is prepared for the pro forma information detailing the acquisition of L 1 Systems, Inc., and the Company.

The unaudited pro forma combined financial statements' information at June 30, 2002, is based upon the historical financial statements of the Company and L 1 Systems, Inc., and has been prepared to illustrate the acquisition of L 1 Systems.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2002, gives effect to the transaction described above as if the transaction had been completed at the beginning of the fiscal year (January 1, 2002). It is based on the separate historical statements of operations of the Company and L 1 Systems, Inc., for the six months ended June 30, 2002.

The pro forma adjustments eliminated the common stock outstanding and the results of operations for L 1 Systems, Inc., for the periods before the merger.

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

June 30, 2002

3.

ACQUISITIONS (CONTINUED)

Historical

Literary

L 1

Playpen,

Systems,

Pro Forma

Pro Forma

Inc.

Inc.

Adjustments

Combined

ASSETS

CASH

$ 5,073

$ -0-

$ -0-

$ 5,073

DEFERRED TAX ASSET

 (Net of valuation allowance)

-0-

-0-

-0-

-0-

Total current and total assets

$ 5,073

$ -0-

$ -0-

$ 5,073

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable

$ 20,000

$ -0-

$ -0-

$ 20,000

Shareholders advance

17,400

-0-

-0-

17,400

Total current and total liabilities

37,400

-0-

-0-

37,400

SHAREHOLDERS' DEFICIT

Preferred stock

-0-

-0-

-0-

-0-

Common stock

5,500

3,000

(3,000)

5,500

Additional paid in capital

2,940

-0-

-0-

2,940

Retained deficit

(40,767)

(3,000)

3,000

(40,767)

Total shareholders' deficit

(32,327)

-0-

-0-

(32,327)

Total liabilities and shareholders' deficit

$ 5,073

$ -0-

$ -0-

$ 5,073

LITERARY PLAYPEN, INC.

(A Company in the Development Stage)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

June 30, 2002

3.

ACQUISITIONS (CONTINUED)

Historical

Literary

L 1

Playpen,

Systems,

Pro Forma

Pro Forma

Inc.

Inc.

Adjustments

Combined

Revenue

$ -0-

$ -0-

$ -0-

$ -0-

General and administrative expenses

1,941

-0-

-0-

1,941

Filing Expenses

2,175

-0-

-0-

2,175

Investor relations

1,602

-0-

-0-

1,602

Legal and accounting expenses

15,000

-0-

-0-

15,000

Loss on impairment of license agreement

3,000

-0-

-0-

3,000

Net loss before income taxes

23,718

-0-

-0-

23,718

Provision for income taxes

-0-

-0-

-0-

-0-

Net loss

$ 23,718

$ -0-

$ -0-

$ 23,718

Loss per common share basic and diluted

$ 0.00

$ 0.00

$ 0.00

$ 0.00

4.

RELATED PARTY TRANSACTIONS

In February 2002 the Company acquired all the outstanding common stock of L 1 Systems, Inc., a related party. All of the directors of Systems, Inc. were also directors of Literary Playpen, Inc. The Company issued 3,000,000 shares of its common stock with a par Value of $.001, for all the outstanding stock of L 1 Systems, Inc. (See Note 3).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL

DISCLOSURE

The accounting firm of Mark Bailey and Company, Ltd. Certified Public Accountants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Delaware law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

Indemnification.

Literary Playpen has agreed to indemnify an officer or director who is made a party to any proceedings, including law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation.  The indemnification is intended to be to the fullest extent permitted by Delaware Law.

DELAWARE STATUTES

Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

40

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

41

CERTIFICATE OF INCORPORATION

The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers - Bylaws" below).

BYLAWS

The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

42

INDEMNITY AGREEMENTS

The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling Literary Playpen, pursuant to the foregoing provisions, Literary Playpen has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

  ITEM

EXPENSE

  SEC Registration Fee

$       125.00

  Legal Fees and Expenses*

.0

  Accounting Fees and Expenses*

500.00

  Miscellaneous*

375.00

  Total

 $ 1,000.00

RECENT SALES OF UNREGISTERED SECURITIES

In April 1997, the Company issued a total of 500,000 shares of Common Stock, for the total consideration of $500, to 41 parties, including (a) 420,000 shares of Common Stock to (i) Danilo Cacciamatta (139,000 shares), (ii) two fellow employees of Mr. Cacciamatta at Cacciamatta Accountancy Corp. (3,000 shares), (iii)  Templemore Partners (139,000 shares), and (iv) Suzanne Kerr (139,000),  and (b) 80,000 shares of Common Stock to 36 residents of Europe, each of whom are the direct relatives or long standing friends of Desmond, Patrick and Gabrielle Allen, the general partners of Templemore Partners, and/or Danilo Cacciamatta, the CEO of the Company at the time the shares were issued. There was no underwriter involved in these issuances. The issuances were conducted pursuant to Section 4(2) under the 1933 Act, and/or Regulation D, as to the five (5) U.S. Persons (420,000 shares), all of whom were “accredited investors”, as that term is defined in Rule 501, and Section 4(2) and/or Regulation S, as to the 36 non-U.S. Persons (80,000) shares. The Regulation S exemption was based on offshore transactions involving all non-U.S.  persons in sales that took place  entirely  outside the U.S.  These were Category 3  transactions

Under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by:

implementing offering restrictions; making the sale only to non-U.S.  persons,

who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing not to register any transfer not done pursuant to Regulation S.

On December 31, 2001, we issued 2,000,000 shares of our restricted Common Stock to 5 persons who were officers, directors, and/or affiliates of Literary Playpen, Inc., a private Nevada corporation. No underwriters were used in this transaction. All 2,000,000 shares were issued in a reorganization transaction in which our Company received 100% of the total outstanding shares

43

of Literary Playpen, Inc., a private Nevada corporation.  These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. All of these shares were issued to “accredited investors”, as that term is defined in Rule 501. Please also refer to the section entitled “ Certain Relationships and Related Transactions”.

On February 11, 2002, we issued 3,000,000 shares of our restricted Common Stock to 5 persons who were officers, directors, and/or affiliates of L1 Systems, Inc., a private Nevada corporation. No underwriters were used in this transaction. All 3,000,000 shares were issued in a reorganization transaction in which our Company received 100% of the total outstanding shares of L1 Systems, Inc.  These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. All of these shares were issued to “accredited investors”, as that term is defined in Rule 501. Please also refer to the section entitled “ Certain Relationships and Related Transactions”.

.

EXHIBITS

Exhibit

Number

Exhibit Description

3.1

Articles of Incorporation*

3.2

Bylaws*

4

Instrument Defining the Right of Holders - Share

Certificate*

5

Legal Opinion*

10           License Agreement with Schedule 1 (Confidentiality Agreement) attached

23

Consents of Experts*

*             Incorporated by reference from SB-2, filed  September 12, 2002.

44

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant according to the abovementioned provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   a.  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   b.  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the    information in the registration statement;

   c.  Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

45

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, State of Nevada, on this 23rd day of October, 2002.

Literary Playpen, Inc.

                                 By:

 /s/ Jesse A. Sackman

Jesse A. Sackman, Chief Executive Officer, President and Chairman of the Board of Directors.

Date: October 23, 2002

In accordance with the requirements of the Securities act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

/s/ JESSE A. SACKMAN

/s/ ROBERTO CRAWFORD

    Jesse A.Sackman

Roberto Crawford

    Title: President & Director

Title: Chief Financial Officer

Treasurer & Director

    Date:  October 23, 2002                 Date: October 23, 2002

                       CERTIFICATION PURSUANT TO

                        18 U.S.C. SECTION 1350

                        AS ADOPTED PURSUANT TO

               SECTION 906 OF THE SARBANES-OXLEY OF 2002

     In connection with the Registration Statement of Literary Playpen, Inc. on Form SB-2/A dated October 23, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), each of the undersigned, in the capacities and on the dates indicated below,

hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbannes-Oxley Act of 2002, that to the best of his knowledge:

1.   The Registration Statement fully complies with the requirements of Section             13 (a) pr 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Registration Statement fairly presents, in all material respects, the financial condition and results of operation of the Company.

October 23, 2002       /s/ JESSE A. SACKMAN

/s/ ROBERTO CRAWFORD

                                                         Jesse A. Sackman

Roberto Crawford

                                              Title: President & Director

Title: Chief Financial Officer

                                                             Treasurer & Director

46

Exhibit 10    Material Contracts

License Agreement between Literary Playpen, Inc. and Sidney Sheldon

LICENSE AGREEMENT

Between

LITERARY PLAYPEN, INC.

and

SIDNEY SHELDON

August 30, 2002

INDEX

RECITALS

1

DEFINITIONS

1

THE LICENSE

2

SECURITY INTEREST

3

INSPECTIONS

3

CONFIDENTIAL INFORMATION

3

MARKETING

3

TITLES AND CREDIT

4

CONSIDERATION

4

APPROVALS

4

TERM, TERMINATION, BREACHES AND REMEDIES

5

REPRESENTATIONS, WARRANTIES AND COVENANTS

6

INSURANCE

7

COPYRIGHT AND OTHER PROPRIETARY  RIGHTS

8

TRANSFERABILITY

8

INDEPENDENCE

8

CHOICE OF LAW AND ARBITRATION

9

NON-WAIVER

9

NOTICES

9

GENERAL

9

INFRINGEMENT

10

SCHEDULES

1.

Confidentiality Agreement

LICENSE AGREEMENT

This Agreement is dated, entered into and made effective on August 30, 2002.

This agreement replaces and extinguishes

1)

a License Agreement between L1 Systems, Inc and Sidney Sheldon dated March 15, 2001 relating to Literary Rights obtained for the short story titled “The Strangler”.

2)

a License Agreement between Literary Playpen, Inc ( a Nevada Corporation) and Sidney Sheldon dated October 1, 2001 relating to Literary Rights obtained for the short story titled “The Chase”.

3)

a License Agreement between Literary Playpen, Inc. formerly known as Clusone   Acquisition Corp. ( a Delaware Corporation) and Sidney Sheldon dated January 7, 2002 relating to Literary Rights obtained for the short stories titled “Ghost Story”, “The Money Tree”, “The Dictator”, and The Twelve Commandments”.

BETWEEN:

SIDNEY SHELDON, AN INDIVIDUAL, ADDRESS AT______________________________ ______________________________

(“Licensor”);

AND:

LITERARY PLAYPEN, INC., FORMERLY KNOWN AS CLUSONE ACQUISITION CORP. A DELAWARE CORPORATION, ADDRESS AT 1495 RIDGEVIEW DRIVE, SUITE 220, RENO, NEVADA 89509

(“Licensee”);

RECITALS

A.

The Licensor has developed and acquired literary rights, copyrights and other proprietary rights related to the short stories titled “The Chase,” “The Strangler,” “The Money Tree,” “The Dictator,” “The Twelve Commandments,” and “Ghost Story” (the "Literary Rights").

B.

The Licensee wants to obtain from Licensor an exclusive license, and certain technical assistance in order to use the Literary Rights to develop, publish, promote and market the Literary Rights in the format of electronic games for internet-connected cell phones, personal digital assistants, personal computers, game console devices (such as the Playstation or XBox) and handheld gaming devises (such as Gameboy) ("Electronic Games").

In consideration of the recitals and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties make the following Agreement:

DEFINITIONS

1.

In this Agreement and in the schedules attached to it, unless the context otherwise requires:

(a)

“Affiliate” means any firm, corporation or other organization, or any person (a) in which Licensee has, or which Licensee, at the time, directly or indirectly, a substantial stock interest or a substantial financial interest; or (b) with which Licensee has, or which has with Licensee, at the time, directly or indirectly, management relations sufficient to enable it to control the other's business policies and activities.

(b)

“Commission” means the United States Securities and Exchange Commission.

(c)

“Confidentiality Agreement” means a confidentiality agreement in the form attached as Schedule 1.

(d)

          “Effective Date” means August 30, 2002.

(e)

“Know-how” means any information, including without limitation, copyright records, research records and reports, developmental reports, source codes, Literary Rights, publishing techniques, processes, methods, marketing surveys, or any other information relating to or concerning the Literary Rights, or any methods or processes useful to make, use, develop Electronic Games, market or sell the Literary Rights to the extent that this information is owned or controlled by the Licensor, including the Licensor’s literary knowledge, talent, skill and experience.

(f)

“License” means the exclusive license to use the Literary Rights and offering Literary Rights for sale, and selling Literary Rights throughout the Licensed Territory for Electronic Games, which have been approved by Licensor as provided in this Agreement.

(g)

“Licensed Territory” means all portions of the world.

(h)

“Licensee” includes the subsidiaries formed for the purpose of exploiting the Literary Rights.

(i)

“Royalty” means 10% of the net profit generated from use of the Literary Rights calculated in accordance with generally accepted accounting principles.

THE LICENSE

The Licensor grants the License to the Licensee as of the Effective Date.  The Licensee may not grant sub-licenses. All rights not expressly licensed to Licensee are reserved by Licensor, including, without limitation, all print publishing rights, all motion picture, television and home video rights and all customary allied, ancillary and subsidiary rights relating to the foregoing.  The text of the underlying literary works will not be reproduced in the Electronic Games or in the advertising and promotion thereof.  The License does not include any rights in any motion picture, television program or other derivative work produced by a third party based on the Literary Rights or any right to use any element of any of the foregoing that is not in the underlying book.

1.

 The Licensor will promptly execute all documents and, at Licensee's sole expense, do any other act, which may reasonably be required by the Licensee to give effect to the license grant described in paragraph 1, and otherwise further the purposes and intents of this Agreement.  Licensor expressly grants Licensee the non-exclusive right to use his picture, photo, name and likeness in all games produced by Licensee and in the marketing and promotion thereof, provided that the pictures, photos, names and likenesses so used and each specific use thereof shall be subject to Licensor's prior written approval.

2.

 Subject to his personal and professional availability, the Licensor will in good faith make efforts to participate in promotional activities, including internet interviews and chat sessions, all done electronically, and may include travel.  Specifically, subject to his personal and professional availability, Licensor agrees to in good faith make efforts to perform a promotional tour of Japan to coincide with the release of Licensee’s first wireless product.  All promotional travel costs shall include first-class travel and lodging by the travel agency of Licensor’s choice, and other first-class expenses for Licensor and one guest, at the sole expense of Licensee, subject to Licensor’s approval.

3.

 The Licensee will bear the costs incurred for the drafting of this Agreement and all related Agreements, as well as all fees and costs associated with the Literary Rights, incurred after the date of this Agreement.

4.

 At Licensee’s request, the Licensor will provide such technical assistance and Know-how, as he may deem appropriate in his sole discretion to the Licensee.  Each request for assistance by the Licensee must be made in writing.  The Licensor will use its reasonable efforts to provide the requested assistance as quickly as possible.  The Licensee must reimburse the Licensor for all first-class transportation, lodging and other first-class costs incurred by the Licensor in providing the requested assistance. If the Licensor determines in good faith that the services being requested are more than reasonable, he shall have the right to condition his participation on the payment to him of additional compensation to be negotiated in good faith, or refuse the request altogether.

SECURITY INTEREST AND COPYRIGHT MORTGAGE

In order to secure Licensor's rights and the performance of Licensee's obligations hereunder, Licensee hereby grants to Licensor a continuing first position security interest and copyright mortgage in and to the License.  Licensee will execute and deliver to Licensor from time to time such documents as Licensor may reasonably require to effectuate the foregoing, including, without limitation UCC-1 financing statements and a short form copyright mortgage suitable for recording with the Copyright Office.

INSPECTIONS

The Licensee must allow a duly authorized representative of the Licensor, upon reasonable prior written notice from time to time, to enter the Licensee’s premises for the purpose of inspecting the Literary Rights and the manner in which they are being used in order to ascertain that the Licensee is complying with this Agreement.

CONFIDENTIAL INFORMATION

1.

The Literary Rights remains the sole and exclusive property of Licensor and may only be used by the Licensee while this Agreement remains in force.  The Licensee must maintain the Literary Rights as confidential and in secrecy, both during the term of this Agreement and after the termination of this Agreement for any reason.

2.

The Licensee will take all reasonable measures to prevent its employees and others from divulging the Literary Rights.  The Parties will sign a Confidentiality Agreement on the Effective Date and will ensure that any party to whom they intend to disclose any part of the Literary Rights first signs a similar Confidentiality Agreement.  The Licensee shall be deemed to have taken all reasonable measures to protect the confidentiality of the Literary Rights, and satisfied its obligations hereunder, if, before it discloses the Literary Rights, it has obtained a signed Confidentiality Agreement from the party to whom it intends to disclose the Literary Rights.

3.

The provisions of paragraphs and apply only to the Literary Rights that is not published or otherwise in the public domain from a source other than the Licensee.

MARKETING

The Licensee will, pursuant to the Licensee’s Business Plan, dated October, 2001, reviewed and approved by Licensor and attached hereto as Exhibit C, use its best efforts to develop, use and market the Literary Rights in a manner that will be of high quality and good taste and will enhance the professional image and reputation of the Literary Rights, all consistent with the Business Plan. In the event that the first Electronic Game is not released and placed in active distribution to the general public in the United States or Japan within three years after the date of this Agreement, this Agreement will terminate and all Literary Rights will revert to Licensor.  In the event that a new Electronic Game based on the Literary Rights is not released placed in active distribution to the general public in the United States within four years after the initial commercial release of the preceding Electronic Game based on the Literary Rights, the License shall terminate with respect to future Electronic Games based on the Literary Rights that have not yet been completed and released.  If any Electronic Game is out of active distribution to the general public in any territory for any period of twelve consecutive months following its initial commercial release anywhere in the world, the right to continue to distribute and exploit such Electronic Game in the affected territory shall terminate

TITLE AND CREDIT

Unless otherwise approved by Licensor, the title of each Electronic Game shall be the title of the underlying book on which it is based, and, at Licensor's election will include Licensor's name, e.g. "Sidney Sheldon's The Chase."  If Licensor elects not to have his name included in the title, he may alternatively require a full screen credit in the opening titles in the form "Based on The Chase by Sidney Sheldon," if the title of the Electronic Game is different from the title of the book, or "Based on the novel by Sidney Sheldon" if the title of the Electronic Game is the same as the title of the book.  The foregoing credits will also be included in all Promotional Materials.  Alternatively, in his sole discretion, Licensor may require that his name not be used in connection with any Electronic Game and/or Promotional Materials.

CONSIDERATION

The Royalty

1. Licensee shall pay a royalty as consideration for this Agreement. However, no Royalty shall be paid until Licensee has recovered from gross revenues all actual costs of developing the games.

2. The Royalty shall be calculated from the beginning of the first of Licensee's financial quarters in which the Licensee realizes a net profit from sales of the Literary Rights that is equal to or more than $1000.

3.  The Licensee will pay the Royalty to the Licensor by the end of 15th day of the second month following the end of each of the Licensee’s financial quarters during the term of this Agreement.  With each of these payments the Licensee will deliver to the Licensor a written statement showing the gross revenues and net profits upon which the Royalty (and any escalation thereof) is calculated.  Revenues from each platform, territory, Electronic Game and port of an Electronic Game shall be reported separately.  The Licensor or an accountant appointed by the Licensor may inspect all of the Licensee’s books and records pertaining to the Royalty calculation at any time during usual business hours after giving the Licensee reasonable advance written notice.

4.  If any Royalty payment is late, notwithstanding any other provision of this Agreement, the Licensee must pay the Licensor interest at the prime rate of interest on the date the payment was due, as set by the Bank of America, San Francisco, plus 2% per annum on the amount of the late payment.  If an audit by Licensor establishes a deficiency of 3% or more from the amount of Royalty due and owing by the Licensee, the Licensee will pay all the costs of the Licensor’s audit and the deficiency owing, together with interest at the rate set out above.

APPROVALS

1.  The quality of the Electronic Games as well as the quality of any packaging, advertising, promotional, display and other material prepared in connection therewith (collectively, "Promotional Material") which includes any Literary Rights or any reference to Licensor shall be of the highest standard reasonably attainable, consistent with the best quality of similar articles, packaging, advertising, promotional and display materials presently manufactured, distributed, sold and/or used by other companies competing with Licensee and shall be in full conformity with applicable laws and regulations.

2.  Licensor shall have absolute approval of the Electronic Games and all Promotional Material at all significant stages of development and application thereof.  Licensee may not manufacture, use, offer for sale, sell, advertise, promote, ship or distribute any Electronic Games or Promotional Material unless and until Licensee has received Licensor's approval thereof in the manner prescribed below.

3.  Licensee shall, in a timely manner and in sufficient time for review and consideration, submit for Licensor's discretionary approval all materials relating to the Electronic Games, including, without limitation, game designs, computer artwork, and partially completed versions of the Electronic Games and Promotional Materials.  Licensor shall endeavor in good faith to complete his review of materials within ten (10) business days after submission; in the event that Licensor does not respond within such ten (10) business day period, the submitted materials shall be deemed approved.  Should Sidney Sheldon be incapacitated to an extent that he is unable, or unavailable, to approve for more than a ten (10) business day period when any requested approvals are pending, submitted materials shall be deemed approved so long as such materials are consistent with prior approvals.

4.  Licensor's approval of any materials will in no way limit or affect Licensee's representations, warranties and indemnities under this Agreement.

TERM, TERMINATION, BREACHES AND REMEDIES

1.

The term of this Agreement, unless it is otherwise terminated in accordance with the terms hereof, shall be five (5) years, renewable for an additional five (5) years if Licensee complies with all obligations of Licensee hereunder, including financial obligations due Licensor hereunder.

2.

The Licensor may terminate this Agreement if the Licensee files or has filed against Licensee a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition, if filed against Licensee, shall not be dismissed within 30 calendar days from the filing date), or if Licensee makes an assignment for the benefit of creditors or is adjudicated to be bankrupt, or if a receiver or trustee of all or substantially all of Licensee's property is appointed, or if Licensee discontinues its business, this Agreement shall automatically terminate forthwith without notice to Licensee.

3.

Termination of this Agreement does not relieve the Licensee of its obligation or liability to provide reports and pay the Royalty pursuant to the terms of this Agreement.

4.

The termination of this Agreement for any reason is without prejudice to, and does not affect, the right of Licensor to recover from Licensee any and all damages to which Licensor may be entitled, or any other rights of the Licensor, and all rights of Licensor survive termination of this Agreement.

5.

Upon the termination of this Agreement for any reason:

(a)

All rights and privileges granted to the Licensee under this Agreement terminate and revert to the Licensor, and the Licensee will not make use of the Literary Rights or the Electronic Games developed hereunder, provided that this termination shall not require Licensee to recall copies of Electronic Games, which are already in the possession of end users.

(b)

The Licensee must promptly return to the Licensor all of the Literary Rights, including, without limitation, all copies of written materials, drawings, data, computer software and other proprietary information.

6. This Agreement may be terminated by either party, by providing the other party with written notice of breach of any obligation to be observed or performed under this Agreement and the breach is not remedied within 30 days of receiving written notice from the terminating party.

7.  On a termination of this Agreement by the Licensee by reason of breach or default by the Licensor, the Licensee shall be entitled to any financial or business benefits realized on sales of the Literary Rights to which it would have been entitled if the Agreement had not been terminated.  In the event of termination for any breach of Licensor, Licensee shall be entitled to continue sales of all Literary Rights and/or inventory as of the date of termination.  Licensee shall have continued obligation to pay a royalty to the Licensor and provide an accounting related thereto, as defined in future Consideration Agreement.  No termination shall affect Licensor's approval rights or other rights and privileges under this Agreement to the extent that Licensee continues exploitation of the Literary Rights in any form.  Upon termination, all rights to elements of the games or other creative works of Licensee, which are not based on the Literary Rights, shall be the exclusive property of Licensee.

8.  The Licensee will not charge or permit another to charge the License with any encumbrance, claim, lien or other right that can mature as a claim against the License during the term of this Agreement.

9.  This Agreement shall automatically terminate forthwith without notice to Licensee in the event that a substantial portion of Licensee's assets or controlling stock in Licensee's business (i.e. 50% or more of the capital stock or voting power of Licensee) is sold or transferred without Licensor's prior written approval not unreasonably withheld.

REPRESENTATIONS, WARRANTIES AND COVENANTS

1.

The Licensor represents and warrants that:

(a)

He is the sole owner of all rights, title and interest in and to the Literary Rights and that, to the best of his knowledge, the Literary Rights are valid, subsisting and have not been abandoned.

(b)

The Literary Rights are as the Licensor has described to the Licensee in Schedule A attached hereto.

(c)

To the best of his knowledge, the subject matter of the Literary Rights do not infringe upon any rights of any third party.

(d)

He has not granted, nor will he grant, any license, right or interest to any other party in or to the Literary Rights, which is inconsistent with this Agreement.

(e)

He is not a party to or threatened with any legal proceedings or inquiries relating to the Literary Rights, nor is he aware of any circumstances that might give rise to any legal proceedings or inquiries against the Licensor.

(f)

The Literary Rights are free of all claims, liens, charges and encumbrances of whatsoever nature.

(g)

He has the power and authority to carry on his business and to make this Agreement and any agreement that is contemplated by this Agreement.

(h)

Neither the making nor performing of this Agreement or any of the agreements           contemplated by it conflict with, breach or accelerate the performance of any other agreement that he has made relating to the Literary Rights.

(i)

The making of this Agreement and any agreements contemplated by it does not violate or breach the laws of any applicable jurisdiction or regulatory body and has been authorized by Licensor after consultation with legal counsel.

(j)

Notwithstanding the foregoing, Licensor makes no warranty regarding the availability of the title of the Literary Rights, except in territories in which the underlying book has been published, and then, only with respect to the title used in the applicable territory.

2. Licensor indemnifies and holds harmless the Licensee, its directors, officers, employees and contractors for all costs, damages, fees and liabilities incurred by the Licensee in defending any actions, claims or proceedings arising from breach of Licensor’s representations and warranties.

3.  The Licensee represents and warrants that:

(a)

It is incorporated in accordance with the laws of the State of Delaware and is in good standing in its incorporating and operating jurisdictions.

(b)

It intends to become a reporting issuer in the United States and will file all documents that must be filed with the United States Securities and Exchange Commission and any other body with jurisdiction over securities matters and will disclose any material fact or change that must be disclosed under applicable securities laws, rules and regulations.

(c)

Its shares are not currently quoted on and or traded through the facilities of any stock exchange.

(d)

It has the power and authority to carry on its business and to make this Agreement and any agreement that is contemplated by this Agreement.

(e)

Neither the making nor performing of this Agreement or any of the agreements contemplated by it conflict with, breach or accelerate the performance of any other agreement that it has made.

(f)

The making of this Agreement and any agreements contemplated by it does not violate or breach its organization documents or the laws of any applicable jurisdiction or regulatory body and has been authorized by its board of directors.

(g)

No element of the Electronic Games or Promotional Materials, which is not derived from the Literary Rights, will infringe upon any rights of any third party.

(h)

Licensee will comply with all applicable laws, rules and regulations in connection with its activities hereunder, and no element of the Electronic Games will be manufactured in any so-called "sweatshop" or other abusive conditions.

(i)

No liens, claims or encumbrances affecting the rights reserved by Licensor will arise as a result of the act or omission of Licensee.

4. Each Party acknowledges that the other Parties are relying on the foregoing representations and warranties in making this Agreement and that the representations and warranties survive the making of this Agreement.

INSURANCE

License shall acquire within 90 days after funding (and in any event prior to the release of the first Electronic Game), and maintain at all times during the term of this Agreement thereafter, the following policies of insurance covering the Electronic Games from an A-rated insurance company (i) errors and omissions insurance, (ii) product liability insurance, and (iii) general liability insurance.  Each such form of insurance shall have policy limits of at least $1 million per claim/$3 million aggregate and shall have a deductible not to exceed $10,000.  Such insurance shall be primary and shall not be excess or contributory to any similar coverage that Licensor may maintain and may not be cancelled without at least 30 days written notice to Licensor.  Licensor shall be an additional named insured on such policies, and shall be provided with a certificate of insurance prior to commencement of development of the first Electronic Game.

COPYRIGHT AND OTHER PROPRIETARY RIGHTS

1.

The Licensee, during the term of this Agreement and thereafter, will not (i) contest or attack or assist others in contesting or attacking the subject matter, validity or the Licensor’s ownership of any copyright or other proprietary rights relating to the Literary Rights, or any other proprietary information of the Licensor disclosed to Licensee in writing, (ii) use or authorize the use of any trademark, trade name or other designation identical with or confusingly similar to the title of the Literary Rights or any logo or trademark associated with the Literary Rights, (iii) manufacture, distribute, offer for sale or license, sell, license, advertise or promote any article which is confusingly similar to the Electronic Games, or (iv) manufacture, distribute, offer for sale or license, sell, license, advertise or promote any article using in connection therewith words and/or symbols and/or combinations thereof identical with or confusingly similar to any distinctive element of the Literary Rights, whether or not such element is protected by patent, copyright or trademark.

2.  Licensee recognizes and acknowledges that:

(i)

the title of the Literary Rights and the logos and/or artwork (including artwork developed for advertising and promotional use) embodying such title are, as between Licensor and Licensee, the sole property of Licensor.  To the extent that the publisher of the underlying book has any rights in such logos and/or artwork, it shall be the responsibility of Licensee to obtain any necessary permissions from the publisher for the use thereof.

(ii)

the good will associated with the Literary Rights and any title, logo or trademark associated therewith inures solely and exclusively to Licensor.

(iii)

that the Literary Rights and any title, logo or trademark associated therewith have acquired, and will continue indefinitely to have and acquire, a secondary meaning in the minds of the public.

3.  Except as otherwise expressly provided herein, all copyright, patent and trademark in the Literary Rights and, subject to the rights licensed to Licensee hereunder, the Electronic Games and the Promotional Materials, shall be in Licensor's name.  The foregoing includes all characters, themes, plots and other constituent elements of the Literary Rights and derivative works thereof.  Licensee shall retain all rights, title and interest to all functional elements of the Electronic Games and to the code, routines, tools, algorithms and game play of the Electronic Games to the extent that such elements do not depict, express, or are not derived from the Literary Rights as well as to the Promotional Materials to the extent that they do not depict or express elements of the Literary

Rights and are not derived therefrom.  Licensee shall ensure that all elements of the Electronic Games and Promotional Materials that are owned by Licensor shall be created under written agreements that are sufficient to obtain from the individual creators all rights therein.

4.  Both parties shall cooperate in protecting Licensor's proprietary rights and shall promptly supply to the other party any information or material reasonably required by the other party.  If either party learns of any unauthorized use of the Literary Rights, that party shall in good faith promptly inform the other party in writing of the nature and extent of same.

TRANSFERABILITY

1.

The Licensee may not assign its rights under this Agreement or transfer this Agreement to another Party without the Licensor’s express written consent, which shall not be unreasonably withheld.

INDEPENDENCE

1.

Nothing in this Agreement creates a partnership or joint venture between the Licensor and Licensee.  The Licensee does not have the authority to act on behalf of the Licensor and cannot use the Licensor’s name in any way, except as specifically authorized by this Agreement.

CHOICE OF LAW AND ARBITRATION

1.

This Agreement is governed by the laws of Nevada.  Jurisdiction and venue shall rest in the courts of Nevada.

2. Any claim arising out of this Agreement (other than an action by Licensor for an injunction, specific performance or other equitable relief) must be settled by a single arbitrator appointed by the parties mutually or, failing their mutual appointing, by one arbitrator appointed by the Licensor, one arbitrator appointed by the Licensee and a third arbitrator appointed by the two already appointed arbitrators.  The arbitration must be settled in accordance with the Commercial Arbitration Rules of the AAA and a decision of the arbitrators shall be binding on the Parties. No appeals will be permitted; the arbitration is final and binding on all parties. The prevailing party shall also be entitled, in addition to the arbitration award, to an award of attorney’s fees, costs and expenses incurred in the arbitration and in its efforts to enforce this Agreement.

NON-WAIVER

1.

The condoning, excusing or overlooking by any Party of any default, breach or non-observance by another at any time in respect of any covenant, provision or condition of this Agreement does not operate as a waiver of the Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of the Party in respect of any continuing or subsequent default or breach, and no waiver unless it is express and written may be inferred from or implied by anything done or omitted by the Party.

NOTICES

1.

Any notice that must be given under this Agreement must be given in writing and delivered by hand or transmitted by fax to the address or fax number that is given for the Party on page 1 of this Agreement, and is deemed to be received on the day of delivery by hand or transmission by fax. .  Copies of all notices to Licensor shall be sent to Licensor’s counsel, which at the Effective Date is Hansen, Jacobson, Teller, Hoberman, Newman & Warren L.L.P., 450 N. Roxbury Drive, Beverly Hills, CA 90210, Attn: Tom Hoberman, Esq.

GENERAL

1.

This Agreement sets forth the entire agreement between the Parties and supersedes all previous negotiations, representations and agreements between the Parties, whether written or oral, that might have lead to the Parties making this Agreement.

2.The Parties acknowledge that they have been given adequate time to review this Agreement and to seek and obtain independent legal advice, and represent that they have in fact sought and obtained independent legal advice and are satisfied with all of the terms and conditions of this Agreement.

3.Time is of the essence of this Agreement.

4.Whenever the singular or masculine or neuter is used in this Agreement, the meanings must be construed as the plural or feminine or body corporate when the context requires.

5.The headings in this Agreement are for convenience only and are not deemed part of this Agreement.

6. If any part, section, paragraph or sub-paragraph of this Agreement is held to be invalid, illegal or otherwise void or unenforceable, the balance of the Agreement continues in full force and effect.

7. This Agreement inures to the benefit of and is binding upon the Parties and their respective heirs, estates, successors and permitted assigns.

8. The Parties are not liable for any loss or damage due to any delay in the performance of the terms of this Agreement (except for the payment of money) by reason of strikes, lockouts and other labor troubles, fires, riots, wars, embargoes and civil commotion, acts of God or governmental acts, regulations, demands or requirements, affecting either of the parties and beyond their reasonable control.  The dates and times by which the affected Party is required to render performance under this Agreement (except for the payment of money) is postponed automatically for the period of time that the affected Party is prevented from meeting its obligations by reason of these unexpected events.  Notwithstanding the foregoing, in the event that Licensee's performance of any material provision of this Agreement is inhibited or delayed for a reason excusable under this paragraph for any period of more than three consecutive months, Licensor shall have the right to terminate this Agreement.9. The Licensee shall indemnify and hold harmless the Licensor, and his agents, licensees, heirs, successors and assigns from and against any claims arising out of the exercise of any rights under this Agreement, including, without limitation, any cost, damages or loss, consequential or otherwise, arising from or out of the use of any of the Literary Rights, Electronic Games or Promotional Materials or marketing, distribution, sale or use of the Literary Rights, Electronic Games or Promotional Materials by the Licensee, except for matters as to which Licensor is obligated to indemnify Licensee.

10. Licensee acknowledges that, in the event that Licensee breaches this Agreement, Licensor will suffer irreparable harm that cannot be fully compensated by money damages.  Accordingly, Licensor shall be entitled as a matter of right to an injunction or other equitable relief to protect the Literary Rights and to enforce his rights under this Agreement.

11. Licensee will include in each Electronic Game such proprietary rights notices as Licensor may reasonably require, identifying the copyrights, trademarks and other proprietary rights of Licensor that are used therein.

INFRINGEMENT

1.

If any suit, action or other proceeding is brought against Licensee involving any claim of copyright infringement based on the Licensee’s use of the Literary Rights (and not on any change or addition to the Literary Rights or any material combined with the Literary Rights by or under the authority of Licensee), the Licensee must promptly send the Licensor copies of all papers that have been served on the Licensee in the suit, action or other proceeding.  The Licensor will defend the action, at its sole expense.  The Licensee shall cooperate with Licensor and shall, on reasonable notice, cause any of its employees, officers, directors, managers or agents to testify when requested by the Licensor and will, on reasonable notice, make available to the Licensor all relevant records, papers, information, samples, specimens or anything that may be helpful in defending such action.

BEFORE WITNESSES the Parties have authorized this Agreement as of the date of reference on page 1 of this Agreement.

/s/ Sidney Sheldon

______________________________

Signed by SIDNEY SHELDON,

 On August 30, 2002

/s/ Jesse Sackman       President and CEO

______________________________________

Signed by an authorized officer of LITERARY PLAYPEN, INC.

On August 30, 2002.

Schedule 1.    Confidentiality Agreement.

NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT

This NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT (the “Agreement”) is entered into as of the              th day of                                     , 20      ,  by and between Literary Playpen, Inc. (the “Disclosing Party” or the “Receiving Party” as the case may be), and                                                                       , (the “Disclosing Party” or the “Receiving Party” as the case may be), for the purposes of designing and restricting the dissemination of Confidential Information and Trade Secrets (as defined below) of the Disclosing Party which may be disclosed to the Receiving Party in connection with proposed development activities and other transactions undertaken by the parties (“Transactions”).

For purposes of this Agreement, the “Confidential Information” of Disclosing Party shall mean any information or material related to Disclosing Party or any subsidiary, affiliate or division thereof (other than Trade Secrets, as defined below) which is not generally known or readily available to competitors, to other persons or entities engaged in or desiring to be engaged in the entertainment, publishing or information technology industries, or to the public including, but not limited to: (a) matters of an artistic nature, including, but not limited to, artists, concepts and properties intended for development and/or production, (b) matters of a technical nature, including, but not limited to, infrastructure systems, concepts and designs intended for development and/or production, and (c) matters of the business of Disclosing Party, or any subsidiary, affiliate or division thereof, including, but not limited to, any information or material pertaining to such business, clients, customer lists, shareholders, partners, contracts, assets, liabilities or other financial information about Disclosing Party or any of its subsidiaries, affiliates or divisions.  ”Trade Secrets” shall mean information or data, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, product plans, or lists of actual or potential customers or suppliers that: (d) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by unrelated parties who can obtain economic value from their disclosure or use; and (e) are subject to efforts that are reasonable under the circumstances to maintain their secrecy.  To the extent that the foregoing definition is inconsistent with a definition of “trade secrets” mandated under the applicable law, the latter definition shall govern for the purposes of interpreting Receiving Party’s obligations under this Agreement.

In consideration of the Disclosing Party’s disclosure of Confidential Information and Trade Secrets to the Receiving Party, the Receiving Party hereby agrees as follows:

1.

The Receiving Party acknowledges that the Confidential Information and Trade Secrets is/are the proprietary property of the Disclosing Party.

2.

The Receiving Party shall hold and maintain the Confidential Information and Trade Secrets in the strictest confidence and in the trust for the sole and exclusive benefit of the Disclosing Party, and shall not provide or disclose the Confidential Information and Trade Secrets to any person or entity not a party to the Agreement except for disclosure required by law or the rules of any relevant securities exchange, or to the Receiving Party’s legal, accounting and financial advisors (the persons to whom such disclosure is permissible being collectively referred to herein as “Receiving Party’s Representatives”) who need to know such Confidential Information and Trade Secrets for the sole purpose of advising the Receiving Party in connection with the Transactions, provided that such discussions or disclosures shall be conditioned upon the agreement of the person to whom the terms are disclosed to maintain the confidentiality of such terms on the same basis as set forth herein.

3.

The Receiving Party shall not, without prior written approval of the Disclosing Party, use, reproduce, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of the Disclosing Party, of the Confidential Information and Trade Secrets, except that use of such Confidential Information and Trade Secrets by the Receiving Party’s Representatives for the purpose of review and evaluating the Transactions is permitted, provided such use is conditioned upon the agreement of the Receiving Party’s Representatives to maintain the confidentiality of the information on the same basis as set forth herein.

4.

The Receiving Party shall take all action reasonably necessary to protect the confidentiality of the Confidential Information and Trade Secrets, and hereby agrees to indemnify, hold harmless and defend the Disclosing Party from and against any and all claims or expenses, including without limitation, reasonable attorney’s fees and costs, incurred or suffered by the Disclosing Party as a result of the Receiving Party’s breach of this agreement.

5.

The nondisclosure and confidentiality obligations pursuant to this Agreement shall continue in full force and effect in perpetuity unless otherwise waived in writing by the parties hereto.

6.

The Receiving Party understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information and Trade Secrets in violation of this Agreement may cause the Disclosing Party irreparable harm, the amount of which may be difficult to ascertain and, therefore, agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for an order enjoining Receiving Party from any further disclosure or misappropriation and for such other relief as the Disclosing Party shall deem appropriate.  Such right of the Disclosing Party is to be in addition to any other remedies otherwise available to the Disclosing Party at law or in equity.

7.

The Receiving Party shall return to the Disclosing Party (or at its option send a written confirmation signed by an officer of Receiving Party that it has destroyed) any and all records, notes and other written, printed or tangible materials pertaining to the Confidential Information and Trade Secrets immediately on the written request of the Disclosing Party.

8.

This Agreement and the Receiving Party’s obligations hereunder shall be binding on the representatives, assigns and successors of the Receiving Party and shall inure to the benefit of the assigns and successors of the Disclosing Party.

9.

Notwithstanding any other provision in this Agreement, nothing shall prohibit or limit Receiving Party or its Representatives’ use of any information, or any portion thereof, which:

a.

Is disclosed with Disclosing Party’s express written consent;

b.

Is disclosed pursuant to law, governmental, judicial, administrative or other validly enforceable subpoena, summons, order or similar process, or professional or regulatory standards;

c.

Is disclosed by Receiving Party in connection with any judicial or other proceeding involving the Transactions, Disclosing Party or Receiving Party or any partners, principals, agents, consultants or employees of Receiving Party or Disclosing Party (whether or not such proceeding involves any third parties).

If the Receiving Party or the Receiving Party’s Representative are requested in any proceeding to disclose any Confidential Information and Trade Secrets, then the Receiving Party or the Receiving Party’s Representative will give the Disclosing Party prompt notice of such request so that the Disclosing Party may seek an appropriate protective order.  If the Receiving Party or the Receiving Party’s Representatives are nonetheless compelled to disclose such Confidential Information and Trade Secrets, such Receiving Party or the Receiving Party’s Representatives, as the case may be, may disclose such information to the extent compelled to do so in such proceeding without liability hereunder, provided, however, that the Disclosing Party is given written notice of the information to be disclosed as far in advance of its disclosure as is practicable and best efforts are used to obtain assurances that confidential treatment will be accorded to such information.

1.

Neither party hereto shall disclose to any person (including, without limitation, the customers or clients of the Disclosing Party and the media) either the fact that any investigations, discussions or negotiations are taking place between the Disclosing Party and the Receiving Party concerning the Transactions, or that the Receiving Party has received Confidential Information and Trade Secrets from the Disclosing Party, or any of the terms, conditions or other facts with respect to the Transactions or the services provided thereunder, including the status of this Agreement.

2.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS TO BE WHOLLY PERFORMED THEREIN.

3.

If any action at law or in equity is brought to enforce or interpret the provisions of the Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees.

4.

This Agreement constitutes the sole understanding of the parties about the subject matter hereof and may not be amended or modified except in writing signed by each of the parties to this Agreement.

An Authorized Signatory

An Authorized Signatory

Title:

Title:

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